UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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BioMarin Pharmaceutical Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders	TIME AND DATE 9:00 a.m. (Pacific Time), May 27, 2020
LOCATION Live audio webcast* at www.virtualshareholdermeeting.com/BMRN2020

Dear Stockholder of BioMarin:

You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of BioMarin Pharmaceutical Inc., a Delaware corporation (we, us, BioMarin or the Company). The Annual Meeting will be held on Wednesday, May 27, 2020 at 9:00 a.m. (Pacific Time), via a live audio webcast* at www.virtualshareholdermeeting.com/BMRN2020 for the following purposes:

ITEMS OF BUSINESS

1.	To elect the ten nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement) to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2020;
3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement; and
4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership will be posted at www.virtualshareholdermeeting.com/BMRN2020 two weeks prior to the date of the Annual Meeting. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/BMRN2020.

RECORD DATE
Monday, March 30, 2020

Voting

Whether or not you expect to attend the Annual Meeting, please vote in advance of the meeting using one of the following methods.

TELEPHONE
Call toll-free 1-866-690-6903.

INTERNET
Vote online at www.proxyvote.com.

MAIL
Follow the instructions in your proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 27, 2020 at 9:00 a.m. via a live audio webcast* at www.virtualshareholdermeeting.com/BMRN2020

The Proxy Statement, annual report and letter to stockholders are available at: www.proxyvote.com.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting at https://investors.biomarin.com for a period of 10 days before the Annual Meeting.

By Order of the Board of Directors

G. Eric Davis
Executive Vice President, General Counsel and Secretary
San Rafael, California
April 14, 2020

*

We are monitoring the situation regarding the coronavirus or COVID-19, and are planning for the possibility that the Annual Meeting may be held in person at the Company’s offices in the Morning Glory Conference Room, 750 Lindaro Street, San Rafael, CA 94901. If we take this step, we will announce the decision to do so in advance, and details on how to attend in person will be available at https://investors.biomarin.com.

www.biomarin.com	3

3	Notice of Annual Meeting of Stockholders

5	Proxy Overview

15	PROPOSAL NO. ONE: Election of Directors
	15	Vote Required
	15	Director Resignation Policy
	16	Nominees for Director
	21	Director Independence
	22	Identifying and Evaluating Candidates for Director
	23	Stockholder Nominations
	23	The Board’s Roles and Responsibilities
	30	Board Processes
	31	Other Board Governance Information
	32	Summary of Independent Director Compensation

36	PROPOSAL NO. TWO: Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin
	36	Independent Registered Public Accounting Firm
	37	Report of the Audit Committee of the Board of Directors

38	Executive Officers

40	PROPOSAL NO. THREE: Advisory Vote on Executive Compensation

42	Executive Compensation
	42	Compensation Discussion and Analysis
	62	Accounting and Tax Considerations
	63	Executive Compensation Tables

78	Stock Ownership Information
	78	Security Ownership of Certain Beneficial Owners and Management
	80	Director and Officer Stock Ownership Guidelines
	81	Anti-Hedging and Anti-Pledging Policy
	81	Delinquent Section 16(a) Reports
	82	Equity Compensation Plan Information

83	Additional Information
	83	Questions and Answers about these Proxy Materials and Voting
	90	Householding of Proxy Materials
	90	Other Matters
	91	Special Note Regarding Forward-Looking Statements

4	2020 Proxy Statement

Proxy Overview

This overview highlights certain information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding our business and 2019 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the SEC) on February 27, 2020.

Meeting and Voting Information

TIME AND DATE 9:00 a.m. (Pacific Time), May 27, 2020	LOCATION Live audio webcast* at www.virtualshareholdermeeting.com/BMRN2020
You are cordially invited to attend the meeting virtually via the internet.* Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers about These Proxy Materials and Voting— How Do I Vote?” beginning on page 85 below.

*

We are monitoring the situation regarding the coronavirus or COVID-19, and are planning for the possibility that the Annual Meeting may be held in person at the Company’s offices in the Morning Glory Conference Room, 750 Lindaro Street, San Rafael, CA 94901. If we take this step, we will announce the decision to do so in advance, and details on how to attend in person will be available at https://investors.biomarin.com.

We intend to mail a Notice Regarding the Availability of Proxy Materials on or about April 14, 2020 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 14, 2020.

Business Overview

BioMarin is a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare diseases and medical conditions. We select product candidates for diseases and conditions that represent a significant unmet medical need, have well-understood biology and provide an opportunity to be first-to-market or offer a significant benefit over existing products. Our therapy portfolio consists of six commercial products and multiple clinical and pre-clinical product candidates. Our commercial products are:

Aldurazyme (laronidase) for Mucopolysaccharidosis I	Brineura (cerliponase alfa) for late infantile neuronal ceroid lipofuscinosis type 2	Kuvan (sapropterin dihydrochloride) for phenylketonuria (PKU)

Naglazyme (galsulfase) for Mucopolysaccharidosis VI	Palynziq (pegvaliase-pqpz) for PKU	Vimizim (elosulfase alpha) for Mucopolysaccharidosis IV Type A

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Proxy Overview

We continue to invest in our clinical and pre-clinical product pipeline by committing significant resources to research and development programs and business development opportunities within our areas of scientific, manufacturing and technical expertise. We are conducting clinical trials on several product candidates for the treatment of various diseases.

Our major product candidates in development include:

Valoctocogene roxaparvovec: a factor VIII gene therapy product candidate, for the treatment of severe hemophilia A	Vosoritide: a peptide therapeutic product candidate for the treatment of achondroplasia, the leading cause of dwarfism	BMN 307: a gene therapy product candidate, for the treatment of PKU	BMN 331: a gene therapy product candidate, for the treatment of hereditary angioedema

We are conducting or planning to conduct preclinical development of several other product candidates for genetic and other metabolic diseases.

Director Nominees

The following table provides summary information about each nominee for director as of March 6, 2020, each of whom is a continuing director. See pages 16 to 21 for more information.

Name	Age	Director Since	Occupation	Independent
Jean-Jacques Bienaimé Chair of the Board	66	May 2005	Chairman and Chief Executive Officer, BioMarin Pharmaceutical Inc.	No
Elizabeth McKee Anderson	62	July 2019	Director, Bavarian Nordic A/S; Director, Insmed, Inc.; Director, Revolution Medicines, Inc.	Yes
Willard Dere, M.D.	66	July 2016	Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical & Translational Science at the University of Utah Health Sciences Center	Yes
Michael Grey	67	December 2005	Chairman, Mirum Pharmaceuticals, Inc.; Director, Horizon Pharma, plc; Director, Mirati Therapeutics Inc.	Yes
Elaine J. Heron, Ph.D.	72	July 2002	Director, Amplyx Pharmaceuticals, Inc.; Director, Palvella Therapeutics; Director, Dropworks, Inc.	Yes
Robert J. Hombach	53	September 2017	Former Executive Vice President, Chief Financial Officer & Chief Operations Officer, Baxalta Inc.; Director, CarMax, Inc.; Director, Aptinyx Inc.	Yes
V. Bryan Lawlis, Ph.D.	68	June 2007	Director, Aeglea BioTherapeutics, Inc.; Director, Coherus Biosciences, Inc.; Director, Geron Corporation	Yes
Richard A. Meier Lead Independent Director	60	December 2006	Executive Vice President and Chief Financial Officer, Intersect ENT, Inc.; Partner, AtlasRock&Co	Yes
David E.I. Pyott, M.D. (Hon.)	66	January 2016	Lead Director, Avery Dennison Corporation; Director, Alynlam Pharmaceuticals, Inc.; Supervisory Board Member, Royal Philips in the Netherlands	Yes
Dennis J. Slamon, M.D., Ph.D.	71	March 2014	Professor of Medicine, UCLA Department of Medicine; Director, Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center; Director, Revlon/ UCLA Women’s Cancer Research Program	Yes

6	2020 Proxy Statement

Proxy Overview

Director Nominee Dashboard

We examine the experience and expertise of our Board as a whole to ensure alignment between the abilities and expertise of our Board and our strategic priorities and long-range plan, emphasizing, among other things, skills and experience in leadership of large, complex organizations, particularly in related industries; sales and marketing of biotechnology and pharmaceutical products; manufacturing of biotechnology and small molecule drug products; research and development of drug products, including managing and conducting clinical trials and the drug regulatory approval processes; medicine; finance and accounting; capital markets; business development; intellectual property; and information technology. All of our director nominees exhibit high integrity, sound business judgment, innovative thinking, collegiality and a knowledge of corporate governance requirements and practices, and our director nominees as a whole bring a balance of relevant skills and experience to our boardroom, including those listed below:

DIRECTOR NOMINEE SKILLS AND EXPERIENCE

Research & Development
Management of Biotechnology and Pharmaceutical Organizations
Clinical Trial Research
U.S. & International Drug Regulatory Processes
Compensation and Corporate Governance Matters
Finance & Accounting
Manufacturing of Biotechnology & Small Molecule Drug Products
Business Development & Sales & Marketing

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Proxy Overview

Our Board is substantially independent and has a mix of relatively new and longer-tenured directors. The charts below show the makeup of director nominees by various characteristics as of March 6, 2020:

DIRECTOR AGE	DIRECTOR TENURE	DIRECTOR INDEPENDENCE

Average age: 65.6 years	Average tenure: 9.0 years

Corporate Governance Overview

We are committed to exercising good corporate governance and continuously review our practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability. The highlights of our corporate governance practices include the following:

Stockholder Rights and Accountability

●Proxy access bylaw (3% holder for three years)
●Plurality voting in the election of directors in uncontested elections with director resignation policy

Board Independence

●All of our current directors and nominees for director are independent, other than our Chairman and CEO
●Regular executive sessions of the Independent Directors
●100% independent committee members
●Lead Independent Director with clearly delineated duties and robust authority
●Board and committees may engage outside advisors independently of management

Stock Ownership by Directors and Executives

●Stock ownership guidelines for directors and executive officers helps to align their interests with stockholder interests
●Prohibit short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in our stock or engaging in margin activities (see the section of this Proxy Statement titled, “Stock Ownership Information – Anti-Hedging and Anti-Pledging Policy” for details)

Robust Compensation-Setting Process

●Independent compensation consultant reporting directly to the compensation committee
●Policy for recoupment of incentive compensation (Clawback Policy)
●Annual advisory approval of executive compensation

Board Practices

●Commitment to diversity of Board in terms of specific skills and characteristics (including expertise, race, ethnicity, and gender), including adoption of a formal policy to consider women and minority candidates for all open Board positions
●Annual Board and committee self-evaluations
●Risk oversight by the full Board and committees
●Corporate Governance Principles and robust Global Code of Conduct and Business Ethics
●Financial Authority Policy, under which the Board must approve spend over a specified dollar threshold

8	2020 Proxy Statement

Proxy Overview

Stockholder Engagement

We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to our business, financial performance, corporate governance and compensation. Stockholder feedback is important, and the information we glean from these engagements is highly valued. In particular, our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program based on market conditions, stockholder views and other governance considerations.

Stockholder Outreach in 2019

In 2019, we continued our active engagement efforts to ensure stockholder interests were incorporated into our planning process for corporate governance practices and the 2020 executive compensation program. Our outreach in 2019 included many of our top stockholders, representing holders of almost 60% of our outstanding common stock held by our top 20 stockholders and nearly 40% of our outstanding common stock held by all stockholders as of the Record Date. We requested calls or meetings with all of the stockholders we contacted. We then held calls or meetings with all those stockholders that responded. Our outreach in 2019 followed our extensive outreach efforts in 2018, during which we reached holders of 63% of our outstanding common stock as of the Record Date for the 2018 Annual Meeting of Stockholders.

Compensation and Corporate Governance Changes

During our stockholder outreach efforts in 2019 and 2018 we sought feedback on our executive compensation program and also discussed a number of other topics, including corporate governance matters like Board diversity. Our Lead Independent Director, Richard A. Meier, participated in nearly all of the calls with our stockholders, and feedback from these discussions was relayed to the Compensation Committee and full Board. After the disappointing outcome of our “say-on-pay” vote at our 2018 Annual Meeting of Stockholders, we made extensive changes to our executive compensation program in 2019. We believe that the compensation changes we made in 2019 addressed many of the concerns raised by stockholders. We were pleased that our 2019 say-on-pay proposal received support from 83% of the votes cast, a significant increase from 56% in 2018. In 2020, we have continued to make changes to our executive compensation program to further align pay and performance and address feedback from stockholders. How we changed our executive compensation and governance practices in direct response to what we heard from our stockholders is described below:

Solution: We rapidly increased the proportion of performance-based restricted stock units (RSUs) as a percentage of total long-term equity compensation, from 30% in 2018 to 50% in 2019.

●Effective date: March 2019
●The allocation of equity awards changed between 2018 and 2019 as follows:

2018	2019

Feedback Addressed	Purpose of Change
More of long-term compensation should be performance-based, rather than time-based.	Further tie compensation to performance of the Company.

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Proxy Overview

Solution: 100% of performance-based RSUs will be earned based on metrics other than revenue.

●Effective Date: March 2020
●Instead of performance-based RSUs being earned based on revenue achievement (which was the case for 100% of such grants in 2018 and 50% in 2019), awards will be earned based on other metrics, as shown below:

Feedback Addressed

●Realized compensation has not always closely correlated to stockholder experience.
●Revenue determines a large proportion of short-term performance-based compensation (30% weight in 2019 annual cash incentive program), so revenue should not also determine long-term performance-based compensation.
Purpose of Change ●More closely align realized compensation with stockholder return. ●Further focus management on goals in addition to revenue growth that also drive stockholder value.

Solution: The metrics underlying 100% of performance-based RSUs will be measured using a three-year period.

●Effective Date: March 2020
●Instead of a gradual phase-in, the transition from using one-year performance periods over which performance-based RSUs are earned to three-year performance periods was accelerated and completed in only two years, as shown below:

Feedback Addressed More of the performance-based compensation should be earned over a longer period.	Purpose of Change Further incentivize long-term performance and tie compensation to achievement of long-term goals; encourage retention of key employees.

Solution: We included more information in our proxy statements regarding the annual cash incentive program.

●Effective Date: April 2019
●We provided significantly more details regarding the development goals for each clinical and pre-clinical program underlying the annual cash incentive program than in proxy statements filed before 2019.

Feedback Addressed More details should be provided regarding the development goals underlying the annual cash incentive program.	Purpose of Change Increase transparency in determining amounts earned under the annual cash incentive program and explain the philosophy behind the program’s design.

10	2020 Proxy Statement

Proxy Overview

Solution: We amended our Corporate Governance Principles to formalize the current practice of considering women and minority candidates for all open Board positions. ●Effective Date: September 2018
Feedback Addressed We should take steps to improve the diversity of our Board.	Purpose of Change Formalize the current policy intended to create a Board with the diversity of skills, experience, and characteristics necessary for the optimal functioning of the Board.

Executive Compensation Highlights

We designed our executive compensation program to attract, motivate and retain the executive talent necessary to advance our business of developing and commercializing innovative therapies for people with serious and life-threatening rare diseases and medical conditions and to increase stockholder value. Our compensation program is aligned with our business strategy and priorities, encourages executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy. It does not encourage our executive officers to assume excessive risks or result in excessive pay levels. We achieve our pay objectives by providing short-term cash bonuses tied to our annual financial and development goals and by granting long-term equity awards, including performance-based RSUs tied to relative stock performance over a three-year period, and starting in 2020, performance-based RSUs that are also tied to non-GAAP Income and achievement of strategic corporate goals over a three-year period.

Our Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles.

What We Do

●Design executive compensation to align pay with performance
●Balance short- and long-term incentive compensation to incentivize achievement of short- and long-term business goals
●Reward performance by making a majority of executive compensation “at-risk”
●Retain independent compensation consultant reporting directly to the Compensation Committee
●Require executive officers and directors to meet stock ownership guidelines
●Provide stockholders an annual say-on-pay vote and solicit feedback on our compensation programs from stockholders
●Prohibit short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in our stock or engaging in margin activities (see the section of this Proxy Statement titled, “Stock Ownership Information – Anti-Hedging and Anti-Pledging Policy” for details)
●Maintain a policy on recoupment of incentive compensation

What We Don’t Do

●No repricing of underwater stock options without prior stockholder approval
●No excessive perquisites
●No guaranteed bonuses or base salary increases
●No tax gross-ups on severance or change in control benefits

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Proxy Overview

Our Named Executive Officer (NEO) Fiscal Year 2019 Pay

Increasing NEO Performance-Based Equity Awards

In 2019, the revenue goal payout for the annual cash incentive program was based on an accelerated scale, as in 2018, to emphasize the importance of revenue growth to the Company, to recognize the difficulty in exceeding the sales revenue goal and to be consistent with many of our peers. To incentivize cost control, progress toward GAAP profitability, and increased non-GAAP profitability, the research and development (R&D) expense and sales, general and administrative (SG&A) expense goal payout was based on an accelerated scale instead of the traditional sliding scale used prior to 2017. Also, we continued to align the performance-based equity element of compensation of our Named Executive Officers (NEOs) with stockholder experience by granting performance-based RSUs tied to total shareholder return.

We work with our compensation consultant throughout each year to stay at the forefront of pay and governance trends and best practices. In 2019, we continued our move to enhance the link between pay and performance by increasing the proportion of performance-based equity we grant from 30% to 50% of the total equity grants for our NEOs, as shown in the graph below. We accelerated full implementation of this change by one year in response to feedback received from our stockholders and to stay at the forefront of the trend toward increasing performance-based equity compensation as compared to our peer companies.

2014 TO 2019: INCREASING NEO PERFORMANCE-BASED EQUITY AWARDS

12	2020 Proxy Statement

Proxy Overview

NEOs’ Total Compensation Mix

The following charts show the breakdown of reported fiscal 2019 total compensation for our Chief Executive Officer (CEO), Mr. Bienaimé, and other NEOs as a group. These charts illustrate the predominance of performance-based components in our executive compensation program (58% for our CEO and 50% for the other NEOs). We believe these components provide a compensation package that helps to attract and retain qualified individuals to serve as executive officers and also links individual compensation to Company performance. This target pay mix focuses the efforts of our NEOs and other executive officers on the achievement of both our short- and long-term objectives and aligns the interests of our executive officers with those of our stockholders.

CEO TOTAL COMPENSATION MIX IN 2019(1)

OTHER NEOs’ TOTAL COMPENSATION MIX IN 2019(1)(2)

(1)	Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table. The amounts under “All Other Compensation” in the “Summary Compensation Table” in this Proxy Statement are not represented in the chart because such amounts as a percentage of total compensation round down to zero. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.
(2)	Percentages calculated based on sum of all other NEOs’ compensation.

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Proxy Overview

Summary of Stockholder Voting Matters and Board Recommendations

For the reasons set forth below and in the rest of this Proxy Statement, our Board of Directors recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2021 Annual Meeting of Stockholders and “FOR” each of the other proposals.

Proposal No. One
Election of Directors

The Board of Directors recommends a vote “FOR” each of the nominees.

Vote required to elect each nominee: The ten nominees who receive the most “FOR” votes cast by the holders of shares either present in person or represented by proxy and entitled to vote will be elected to our Board.

For more information, see Proposal No. One starting on page 15.

We are asking our stockholders to vote “FOR” each of the ten nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified. Detailed information about each nominee’s background and experience can be found beginning on page 16.

Each of the nominees for director was nominated for election by the Board of Directors upon the recommendation of our Corporate Governance and Nominating (CGN) Committee. Our Board of Directors believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the Board of Directors.

We have a policy that provides that any director nominee who receives a greater number of votes “withheld” for his or her election than votes “for” his or her election should promptly tender his or her resignation. For more information on this policy, see page 15.

Proposal No. Two
Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for BioMarin for the Year Ending December 31, 2020

The Board of Directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal No. Two starting on page 36.

The Board and the Audit Committee believe that the continued retention of KPMG LLP (KPMG) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of the independent registered public accounting firm.

Proposal No. Three
Non-Binding Advisory Vote on Executive Compensation

The Board of Directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal No. Three starting on page 40.

We are asking our stockholders for advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful stockholder returns consistent with our pay-for-performance philosophy. We align our executive officers’ interests with our stockholders’ interests by rewarding our executive officers for both current performance and longer-term performance, with performance measured by both financial performance and milestones for the advancement of our long-term development programs and strategic initiatives.

14	2020 Proxy Statement

Proposal No. One: Election of Directors

Each of the ten nominees for director listed below is currently a director of the Company and, except for Ms. Anderson, who was appointed to the Board after the 2019 Annual Meeting of Stockholders, was previously elected by the stockholders. Regarding Ms. Anderson’s appointment, in 2019, a third-party search firm provided the CGN Committee with a slate of potential candidates for consideration, which included Ms. Anderson. After reviewing the potential candidates, the CGN Committee selected Ms. Anderson from the list provided by the third-party search firm, performed further evaluation of her particular experience, qualifications, attributes and skills, and then recommended her appointment to the Board. All of the current directors, except Dr. Lewis who was not nominated for re-election at the Annual Meeting, have been recommended by the CGN Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations. Each director nominee to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Because Dr. Lewis was not nominated for re-election at the Annual Meeting, there are fewer nominees than the authorized number of directors (currently 11). The Board has resolved that upon the expiration of Dr. Lewis’s term at the Annual Meeting, the authorized number of directors shall be reduced to ten. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The ten nominees receiving the highest number of affirmative votes will be elected.

Director Resignation Policy

Pursuant to our Corporate Governance Principles (which are available in the Corporate Governance section of the Investors section of our website at www.bmrn.com), any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election at a stockholders’ meeting should promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The CGN Committee will then make a recommendation to the Board regarding the appropriate response to such an offer of resignation and the Board will then deliberate and vote on such recommendation.

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Proposal No. One: Election of Directors

Nominees for Director

The names and ages of the ten nominees for director, their occupation(s), length of service with the Company and Board committee memberships are set forth in the table below. A brief biography of each nominee is also set forth below, which includes information, as of March 6, 2020, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the CGN Committee and the Board to believe that the nominee should continue to serve on the Board.

Name and Age	Director Since	Occupation	Committee Memberships
Jean-Jacques Bienaimé, 66 Chair of the Board	May 2005	Chairman and Chief Executive Officer, BioMarin Pharmaceutical Inc.
Elizabeth McKee Anderson, 62	July 2019	Director, Bavarian Nordic A/S; Director, Insmed, Inc.; Director, Revolution Medicines, Inc.
Willard Dere, M.D., 66	July 2016

Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical & Translational Science at the University of Utah Health Sciences Center

Michael Grey, 67	December 2005	Chairman, Mirum Pharmaceuticals, Inc.; Director, Horizon Pharma, plc; Director, Mirati Therapeutics Inc.
Elaine J. Heron, Ph.D., 72	July 2002	Director, Amplyx Pharmaceuticals, Inc.; Director, Palvella Therapeutics; Director Dropworks, Inc.
Robert J. Hombach, 53	September 2017	Former Executive Vice President, Chief Financial Officer & Chief Operations Officer, Baxalta Inc.; Director, CarMax, Inc.; Director, Aptinyx Inc.
V. Bryan Lawlis, Ph.D., 68	June 2007	Director, Aeglea BioTherapeutics, Inc.; Director, Coherus Biosciences, Inc.; Director, Geron Corporation
Richard A. Meier, 60 Lead Independent Director	December 2006	Executive Vice President and Chief Financial Officer, Intersect ENT, Inc.; Partner, AtlasRock&Co.
David E.I. Pyott, M.D. (Hon.), 66	January 2016	Lead Director, Avery Dennison Corporation; Director, Alynlam Pharmaceuticals, Inc.; Supervisory Board Member, Royal Philips in the Netherlands
Dennis J. Slamon, M.D., Ph.D., 71	March 2014	Professor of Medicine, UCLA Department of Medicine; Director, Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center; Director, Revlon/UCLA Women’s Cancer Research Program

AC	Audit Committee	CGN	Corporate Governance & Nominating Committee	Member	Financial Expert
CC	Compensation Committee	S&T	Science & Technology Committee	Committee Chair	Independent

16	2020 Proxy Statement

Proposal No. One: Election of Directors

JEAN-JACQUES BIENAIMÉ	Age: 66	Director Since: May 2005
Chairman & Chief Executive Officer, BioMarin Pharmaceutical Inc.

The Board has nominated Mr. Bienaimé for his intimate knowledge of our business and extensive experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products.

Jean-Jacques Bienaimé joined our Board in May 2005, at the same time that he became our Chief Executive Officer, and was named Chair of the Board in June 2015. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer, and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. From 1998 to late 2002, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Sangstat Medical Corporation, an immunology-focused biotechnology company, becoming President in 1998 and Chief Executive Officer in 1999. From 1992 to 1998, Mr. Bienaimé held several senior management positions at Rhône-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis), culminating in the position of Senior Vice President of Worldwide Marketing and Business Development. Earlier in his career, Mr. Bienaimé worked at Genentech, Inc. where he was involved in the launch of tissue plasminogen activator (t-PA) for the treatment of heart attacks. Mr. Bienaimé currently serves on the board of Incyte Corporation, a public biotechnology company, and he is a member of the boards of Biotechnology Innovation Organization (BIO) and Pharmaceutical Research and Manufacturers of America (PhRMA), both industry trade associations. From 2013 to 2018, Mr. Bienaimé served on the board of Vital Therapies, Inc., a public biopharmaceutical company until it was merged into Immunic, Inc. in April 2019. Mr. Bienaimé received an M.B.A. from the Wharton School at the University of Pennsylvania and a degree in economics from the École Supérieure de Commerce de Paris.

ELIZABETH McKEE ANDERSON	Age: 62	Director Since: July 2019
Former Worldwide Vice President, Infectious Diseases and Vaccines, Janssen Pharmaceuticals, Inc.; Director, Bavarian Nordic A/S; Director, Insmed, Inc.; Director, Revolution Medicines, Inc.

The Board has nominated Ms. Anderson for her extensive experience in managing large biotechnology and pharmaceutical organizations, compensation and corporate governance matters, finance and accounting, and sales and marketing of both biotechnology and pharmaceutical products.

Elizabeth McKee Anderson joined our Board in July 2019. Ms. Anderson held various senior leadership positions at Johnson & Johnson between 2003 and her retirement in 2014. She most recently served as Worldwide Vice President, Infectious Disease and Vaccines for Janssen Pharmaceuticals, a Johnson & Johnson company, where she directed the commercial development of an extensive portfolio of antivirals and vaccines with responsibility for global strategic marketing, market access, and global analytics for that division. Prior to Johnson & Johnson, Ms. Anderson served as the Vice President and General Manager of Wyeth Lederle Vaccines from 1997 to 2002. She also previously worked at Rhone Poulenc Rorer and the American Red Cross. Ms. Anderson currently serves on the boards of Bavarian Nordic A/S, Insmed, Inc. and Revolution Medicines, Inc., public biopharmaceutical companies, and she formerly served on the board of Huntsworth PLC, a public healthcare and communications company, through December 31, 2019. She also serves on the boards of Aro Biotherapeutics Company and Context Therapeutics, Inc., private biopharmaceutical companies, is a member of the Board of Trustees of the Wistar Institute, a non-profit biomedical research organization, and is the Principal of PureSight Advisory, LLC. She holds a Bachelor of Science in Engineering from Rutgers University and a Master of Business Administration from Loyola University Maryland.

www.biomarin.com	17

Proposal No. One: Election of Directors

WILLARD DERE, M.D.	Age: 66	Director Since: July 2016

Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical & Translational Science at the University of Utah Health Sciences Center

The Board has nominated Dr. Dere for his extensive experience in managing biotechnology and pharmaceutical organizations, clinical trial research as well as research and development in translating basic science discoveries into new clinical therapies and novel drug strategies.

Willard Dere, M.D., joined our Board in July 2016. Since November 2014, he has served as the Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical & Translational Science at the University of Utah Health Sciences Center. He also serves as the Associate Vice President for Research of Health Sciences at the University of Utah Health Sciences Center. Prior to re-joining academia in November 2014, Dr. Dere was in the biopharmaceutical industry for 25 years. From 2003 until his retirement in 2014, Dr. Dere held multiple roles at Amgen, Inc., a biotechnology company, including serving as head of global development and either the international or corporate chief medical officer from December 2004 to October 2014. He began his career at Eli Lilly in 1989, and held a number of different global roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. He currently serves on the boards of three public biopharmaceutical companies: Mersana Therapeutics, Inc., Radius Health, Inc., and Seres Therapeutics, Inc., and in December 2017 he concluded his board service at Ocera Therapeutics, Inc., a public biopharmaceutical company, before its acquisition by Mallinckrodt PLC. Since 2014, he has served on the scientific advisory board of the California Institute of Regenerative Medicine. Dr. Dere received a B.A. and an M.D. from the University of California, Davis. He trained in internal medicine at the University of Utah and in endocrinology/metabolism at the University of California at San Francisco.

MICHAEL GREY	Age: 67	Director Since: December 2005

Executive Chairman, Amplyx Pharmaceuticals, Inc.; Chairman, Mirum Pharmaceuticals, Inc.; Executive Chairman, Reneo Pharmaceuticals, Inc.; Executive Chairman, Spruce Biosciences, Inc.; Chairman Curzion Pharmaceuticals Inc.

The Board has nominated Mr. Grey for his extensive experience in managing biotechnology and pharmaceutical organizations, business development, compensation matters and finance and accounting.

Michael Grey joined our Board in December 2005 and serves as the Chair of the Compensation Committee. Mr. Grey currently serves as Executive Chairman of Amplyx Pharmaceuticals, Inc., a private biopharmaceutical company, a position he has held since December 2016, and previously served as President and Chief Executive Officer of Amplyx from October 2015 to December 2016. Mr. Grey also currently serves as Executive Chairman of Reneo Pharmaceuticals, Inc., a private biopharmaceutical company, a position he has held since January 2018, and previously served as Chief Executive Officer from October 2014 to December 2017. He previously served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., a private biotechnology company, from February 2011 until it was acquired by Shire plc in May 2014. He has also served as a Venture Partner with Pappas Ventures, a life sciences venture capital firm, since January 2010. Between January and September 2009, he served as President and Chief Executive Officer of Auspex Pharmaceuticals, Inc., a private biotechnology company. From January 2005 until its acquisition in August 2008, Mr. Grey was President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a public biotechnology company, where he previously served as President from June 2003 to January 2005 and as Chief Business Officer from April 2001 until June 2003. Prior to joining SGX Pharmaceuticals, Inc., Mr. Grey acted as President, Chief Executive Officer and board member of Trega Biosciences, Inc., a biotechnology company. From November 1994 to August 1998, Mr. Grey was the President of BioChem Therapeutic, Inc., the pharmaceutical operating division of BioChem Pharma, Inc. During 1994, Mr. Grey served as President and Chief Operating Officer for Ansan, Inc., a pharmaceutical company. From 1974 to 1993, he served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, culminating in the position of Vice President, Corporate Development. Mr. Grey is currently Chairman of the Board at Mirum Pharmaceuticals, Inc., a public biopharmaceutical company he founded in 2018. Mr. Grey is currently Chairman of the Board at Curzion Pharmaceuticals, Inc., a private biopharmaceutical company he founded in 2019, a director at Horizon Pharma, plc and Mirati Therapeutics Inc., public pharmaceutical companies, and Executive Chairman of Spruce Biosciences, Inc. a private healthcare company. He received a B.Sc. in chemistry from the University of Nottingham, United Kingdom.

18	2020 Proxy Statement

Proposal No. One: Election of Directors

ELAINE J. HERON, PH.D.	Age: 72	Director Since: July 2002
Director, Amplyx Pharmaceuticals, Inc.; Director, Palvella Therapeutics, Inc.; Director, Dropworks, Inc.	The Board has nominated Dr. Heron for her extensive experience in life science sales and marketing, finance and accounting, corporate governance matters and research and development.

Elaine J. Heron, Ph.D., joined our Board in July 2002 and serves as the Chair of the Corporate Governance and Nominating Committee. Dr. Heron served as Chair and Chief Executive Officer of Amplyx Pharmaceuticals, Inc., a private drug development company, from February 2009 until October 2015, and she continues to serve as a member of that company’s board. She is also a director of Dropworks, Inc., a private biotechnology tools company, Palvella Therapeutics, Inc., a private clinical-stage therapeutics company, and Visgenx, Inc., a private early stage therapeutics company. From July 2001 to October 2008, Dr. Heron was Chair and Chief Executive Officer of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in positions of increasing responsibility at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

ROBERT J. HOMBACH	Age: 53	Director Since: September 2017
Former Executive Vice President, Chief Financial Officer & Chief Operations Officer, Baxalta Inc.; Director, CarMax, Inc.; Director, Aptinyx Inc.	The Board has nominated Mr. Hombach for his extensive experience in finance and accounting, capital markets and managing large biotechnology and pharmaceutical organizations.

Robert J. Hombach joined our Board in September 2017 and currently serves as the Chair of the Audit Committee. He served as Executive Vice President, Chief Financial Officer and Chief Operations Officer of Baxalta Inc., a public biopharmaceutical company spun out in June 2015 from Baxter International Inc., a public pharmaceutical company, until it was acquired by Shire PLC in June 2016. He served as Corporate Vice President and Chief Financial Officer of Baxter from July 2010 until the spin-off in June 2015. From 2007 to 2011, he also served as Treasurer of Baxter and from 2004 to 2007, he was Vice President of Finance, Europe, Middle East and Africa. Prior to that, he served in a number of finance positions of increasing responsibility in the corporate planning, manufacturing, operations and treasury areas at Baxter. Mr. Hombach currently serves on the boards of Aptinyx Inc., a public biopharmaceutical company, and CarMax, Inc., a public company. Previously, he served on the board of Naurex, Inc., a private pharmaceutical company acquired by Allergan in 2015. Mr. Hombach earned an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management, and a B.S. in Finance cum laude from the University of Colorado.

www.biomarin.com	19

Proposal No. One: Election of Directors

V. BRYAN LAWLIS, PH.D.	Age: 68	Director Since: June 2007
Director, Aeglea BioTherapeutics, Inc.; Director, Coherus Biosciences, Inc.; Director, Geron Corporation

The Board has nominated Dr. Lawlis for his extensive experience in manufacturing biotechnology and other pharmaceutical products, research and development of drug products and managing and conducting clinical trials and drug regulatory processes.

Bryan Lawlis, Ph.D., joined our Board in June 2007. From August 2011 to September 2017 he served as the President and Chief Executive Officer of Itero Biopharmaceuticals, LLC, a private holding company that held the assets of Itero Biopharmaceuticals, Inc., a private biotechnology company. Dr. Lawlis co-founded and served as President and Chief Executive Officer of Itero Biopharmaceuticals, Inc. from 2006 until it discontinued operations in August 2011. Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation, a pharmaceutical company, from August 2004 to August 2006, and served on its board from February 2005 to August 2006, continuing in both capacities until August 2006. Dr. Lawlis previously served as Aradigm’s President and Chief Operating Officer from June 2003 to August 2004 and its Chief Operating Officer from November 2001 to June 2003. Prior to his time at Aradigm, Dr. Lawlis co-founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, and served as its President and Chief Executive Officer from 1996 to 1999, and as its Chairman from 1999 to 2001, when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc., a biotechnology company, and Genentech, Inc. His last position at Genentech, Inc. was Vice President of Process Sciences. Dr. Lawlis serves on the boards of three public biopharmaceutical companies: Aeglea BioTherapeutics, Inc., Coherus Biosciences, Inc. and Geron Corporation. He previously served on the board of Sutro Biopharma, Inc., a public biopharmaceutical company, from January 2004 until June 2019. Dr. Lawlis holds board positions at two private companies, AbSci, LLC and Reform Biologics LLC, and he serves as an advisor to Phoenix Venture Partners, a venture capital firm focusing on manufacturing technologies and material sciences technologies. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin, and a Ph.D. in Biochemistry from Washington State University.

RICHARD A. MEIER	Age: 60	Director Since: December 2006
Executive Vice President and Chief Financial Officer, Intersect ENT, Inc.; Partner, AtlasRock&Co.	The Board has nominated Mr. Meier for his extensive experience in finance and accounting, capital markets, managing large organizations in the healthcare field and information technology.

Richard A. Meier joined our Board in December 2006 and has served as our Lead Independent Director since June 2015. Since November 2019, Mr. Meier has served as Executive Vice President and Chief Financial Officer of Intersect ENT, Inc., a public medical technology company. Mr. Meier served as President-International and Executive Vice President and Chief Financial Officer of Owens & Minor, Inc., a global healthcare services company, from July 2015 to July 2018, and was Executive Vice President and Chief Financial Officer of Owens & Minor, Inc. from March 2013 to July 2015. Prior to joining Owens & Minor, Mr. Meier was an Executive Vice President and Chief Financial Officer at TeleFlex, Incorporated, a global medical device company from January 2010 through March 2012. Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, a global ophthalmic medical device company that was acquired by Abbott in February 2009, from November 2007 to May 2009. Beginning in April 2002 through November 2007, Mr. Meier served continuously as Advanced Medical Optics’ Chief Financial Officer, while serving in a variety of additional senior operating roles including Chief Operating Officer. Prior to joining Advanced Medical Optics, Mr. Meier was the Executive Vice President and Chief Financial Officer of Bausch Health Companies, Inc. (BHC) (formerly Valeant Pharmaceuticals, Inc. and ICN Pharmaceuticals, Inc.), from October 1999 to April 2002, and Senior Vice President & Treasurer from May 1998 to October 1999. Before joining BHC, Mr. Meier was an executive with the investment banking firm of Schroder & Co. Inc. in New York, from 1996. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, Australian Capital Equity, and Greyhound Lines, Inc. Mr. Meier is a member of the Supervisory Board of Syntellix AG, a private medical technology company, and he was a Director of Staar Surgical Inc., an ophthalmic medical device company, from 2009 through June 2016, where he also served on the Governance, Compensation and Audit Committees. Mr. Meier holds a B.A. in economics from Princeton University.

20	2020 Proxy Statement

Proposal No. One: Election of Directors

DAVID E.I. PYOTT, M.D. (HON.)	Age: 66	Director Since: January 2016
Lead Director, Avery Dennison Corporation; Director, Alynlam Pharmaceuticals, Inc.; Supervisory Board Member, Royal Philips in the Netherlands

The Board has nominated Dr. Pyott for his extensive experience in managing global multi-specialty healthcare companies and marketing, research and development, international regulatory requirements and business development in the pharmaceutical and biotechnology industry.

David E.I. Pyott, M.D. (Hon.), joined our Board in January 2016. From 1998 to March 2015, Dr. Pyott served as Chief Executive Officer of Allergan, Inc., a global pharmaceutical company. Prior to Allergan, Dr. Pyott served as the Head of the Novartis Nutrition Division and as a member of the Executive Committee of Switzerland-based Novartis AG. Dr. Pyott is Lead Director and a member of the board of Avery Dennison Corporation, a public global labeling and packaging materials company. He also serves on the board of Alnylam Pharmaceuticals, Inc., a public biotechnology company and is a member of the Supervisory Board of Royal Philips in the Netherlands, a public diversified health and technology company. Dr. Pyott serves as Chairman of Bioniz Therapeutics, Inc., a private biotechnology company. He is Deputy Chairman of the Governing Board of the London Business School, is a member of the Board of Trustees of the California Institute of Technology, President of the International Council of Ophthalmology Foundation and a member of the advisory board of the Foundation of the American Academy of Ophthalmology. Dr. Pyott holds a Diploma in International and European Law from the Europa Institute at the University of Amsterdam, an Honorary Degree in Medicine and a Master of Arts degree from the University of Edinburgh, and a Master of Business Administration degree from the London Business School.

DENNIS J. SLAMON, M.D., PH.D.	Age: 71	Director Since: March 2014
Professor of Medicine, UCLA Department of Medicine; Director, Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center; Director, Revlon/UCLA Women’s Cancer Research Program

The Board has nominated Dr. Slamon for his extensive experience in clinical trial research, personalized medicine, hematology and oncology studies as well as research and development in translating basic science discoveries into new clinical therapies and novel drug strategies.

Dennis J. Slamon, M.D., Ph.D., joined our Board in March 2014. Dr. Slamon has served as director of Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center since June 1995 and has served as leader of the Revlon/UCLA Women’s Cancer Research Program at UCLA since its establishment in 1991. Since May 1996, Dr. Slamon has been a professor of medicine and Chief of the Division of Hematology/Oncology in the UCLA Department of Medicine and executive vice chair for research for UCLA’s Department of Medicine. He also serves as director of the medical advisory board for the National Colorectal Cancer Research Alliance, a research and fund-raising organization that promotes advances in the treatment of colorectal cancer, and he is member of the board of Translational Research in Oncology, a global, non-profit, academic clinical research organization. A 1970 B.A. honors graduate in biology from Washington & Jefferson College and a 1975 graduate of the University of Chicago Pritzker School of Medicine, Dr. Slamon earned his Ph.D. in cell biology that same year. He completed his internship and residency at the University of Chicago Hospitals and Clinics, becoming chief resident in 1978. One year later, he became a fellow in the Division of Hematology/Oncology at UCLA where he currently serves on the faculty of medicine.

Director Independence

The Board has affirmatively determined that, except for Mr. Bienaimé, all of our current directors are independent within the meaning of the applicable listing standards of The Nasdaq Stock Market LLC (Nasdaq) and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). There are no family relationships between any of our directors and any of our executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE NAMED IN PROPOSAL NO. ONE.

www.biomarin.com	21

Proposal No. One: Election of Directors

Identifying and Evaluating Candidates for Director

The CGN Committee uses a variety of methods for identifying and evaluating nominees for director. The CGN Committee, in consultation with the Chair and Lead Independent Director, regularly assesses the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. The full Board annually determines the diversity of specific skills and characteristics that could improve the overall quality and ability of the Board to carry out its oversight of the Company and other functions.

In September 2018, the Board formalized its long-standing practice of considering women and minority candidates for open director positions by amending the Corporate Governance Principles to require that:
●	the Board consider the diversity of specific skills and characteristics (including, without limitation, areas of expertise, race, ethnicity and gender) necessary for the optimal functioning of the Board over both the short and long term; and
●	the CGN Committee, and any search firm that it engages include, women and minority candidates in the pool from which the Board selects candidates for director.

The Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board believes that it should be composed of persons with skills and experience in areas such as:

●biotechnology and pharmaceutical organizations (management, business development, sales & marketing);
●clinical trial research;
●finance and accounting;
●manufacturing biotechnology and other pharmaceutical products;
●U.S. and international drug regulatory processes;
●intellectual property matters;
●compensation and corporate governance matters; and
●research and development.

Once the CGN Committee and the Board determine that it is appropriate to nominate a new director, the CGN Committee uses a flexible set of procedures for selecting individual director candidates. The CGN Committee utilizes general guidelines that allow it to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the CGN Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of the director search. Once the target characteristics are identified, the CGN Committee determines the best method for finding a candidate who satisfies the specified criteria. The CGN Committee may consider candidates recommended by management, by the members of the CGN Committee, the Board, and stockholders, or the CGN Committee may engage a third party to conduct a search for possible candidates. In considering candidates submitted by stockholders, the CGN Committee will take into consideration the needs of the Board and the qualifications of the candidate. Any stockholder recommendations submitted for consideration by the CGN Committee should include verification of the stockholder status of the person submitting the recommendation and the recommended candidate’s name and qualifications for Board membership and be addressed to the Board, at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, General Counsel and Secretary.

Once candidates are identified, the CGN Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews as well as background and reference checks. There is no difference in the evaluation process for a candidate recommended by a stockholder as compared to the evaluation process for a candidate identified by any of the other means described above. While the CGN Committee has not established specific minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include: strength of character, mature judgment, business understanding, experience with the pharmaceutical and/or biotechnology industries, availability and level of interest, capacity to devote time to Board activities, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

If the CGN Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the full Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an Annual Meeting of Stockholders or appointed as a director by a vote of the Board as appropriate.

22	2020 Proxy Statement

Proposal No. One: Election of Directors

Stockholder Nominations

In addition, our Amended and Restated Bylaws (Bylaws), permit stockholders to nominate directors (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our proxy access bylaw and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. For a description of the process for nominating directors in accordance with our Bylaws, see the section of this Proxy Statement titled, “Additional Information–Questions and Answers about these Proxy Materials and Voting,” including the information under the headings, “How can I recommend a director nominee for consideration by the CGN Committee?” and “When are other proposals and director nominations for next year’s Annual Meeting due?”

The Board’s Roles and Responsibilities

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Principles, the charters of the committees of the Board and our Global Code of Conduct and Business Ethics described below may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: G. Eric Davis, Executive Vice President, General Counsel and Secretary, c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949. Information on our website is NOT incorporated by reference in this Proxy Statement.

Board Leadership Structure

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair of the Board (Chair) and Chief Executive Officer in any manner that it determines to be in the best interests of the Company and its stockholders. Accordingly, our Corporate Governance Principles specifically reserve for the Board the right to vest the responsibilities of Chair and Chief Executive Officer in the same individual. The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches of our peers.

Following a careful review of its leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors, and to better align the operational leadership of the Company, in 2015 the Board determined that combining the Chair and Chief Executive Officer positions under the leadership of Jean-Jacques Bienaimé would be in the best interests of the Company and its stockholders. This determination was based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, combining the roles of Chair and Chief Executive Officer in Mr. Bienaimé creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Mr. Bienaimé’s performance as Chief Executive Officer and as a current member of the Board, his positive relationship with the other directors, his vast expertise in the biopharmaceutical industry and proven track record of successful leadership, and the strategic perspective he would bring to the role of Chair. Mr. Bienaimé assumed the role of Chair effective immediately following the 2015 Annual Meeting.

The Chair is responsible for:
●	calling meetings of the Board;
●	presiding at meetings of the Board;
●	approving Board meeting schedules and meeting agendas, in consultation with the Lead Independent Director;
●	approving Board meeting materials, in consultation with the Lead Independent Director; and
●	being available for consultation with major stockholders.

The Board recognizes the importance of having a Board structure that will continue to promote the appropriate exercise of independent judgment by the Board. In connection with the decision to combine the roles of Chair and Chief Executive Officer under Mr. Bienaimé, the Board also created the position of Lead Independent Director to serve as a liaison between the Chief Executive Officer and the Independent Directors, and to facilitate discussions and deliberation among the Independent Directors in fulfilling their oversight responsibilities for the Company.

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Proposal No. One: Election of Directors

The Lead Independent Director coordinates the activities of the other Independent Directors and performs such other duties and responsibilities as the Board may determine. The Lead Independent Director Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

As outlined in the Lead Independent Director Charter, the Lead Independent Director is responsible for:
●	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the Independent Directors;
●	serving as the principal liaison between the Chair and the Independent Directors;
●	approving meeting agendas for the Board, in consultation with the Chair;
●	approving the frequency of Board meetings and meeting schedules in consultation with the Chair, assuring there is sufficient time for discussion of all agenda items;
●	working in collaboration with the CGN Committee and the Chair to recommend selection for the membership and chair position for each Board committee;
●	interviewing, along with the chair of the CGN Committee, all director candidates and making recommendations to the CGN Committee;
●	being available, when appropriate, for consultation and direct communication with stockholders; and
●	on an annual basis, in consultation with the Independent Directors, reviewing the Lead Independent Director Charter and recommending to the Board for approval any modifications or changes.
The Lead Independent Director Charter also grants the Lead Independent Director the authority to:
●	call meetings of the Independent Directors or meetings of the Board;
●	retain outside advisors and consultants who report directly to the Board on Board-wide issues; and
●	select, retain and consult with outside counsel and other advisors as the Lead Independent Director deems appropriate, at the Company’s sole expense.

The Lead Independent Director is elected annually by a majority vote of the Independent Directors if the offices of Chair and Chief Executive Officer are held by the same person. In 2019, the Independent Directors determined that Richard A. Meier will continue to serve as the Lead Independent Director.

The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the CGN Committee, the Compensation Committee and the Science and Technology Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

Role of the Board in Risk Oversight

The Board is actively involved in the oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is responsible for reviewing legal proceedings, litigation contingencies and other risks and exposures that could materially affect our financial statements and meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures. The CGN Committee oversees and evaluates compliance by the Board and management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program and reviews the Company’s risk management procedures for those areas deemed appropriate by the CGN Committee. The Compensation Committee reviews our incentive compensation arrangements to determine whether they encourage excessive risk taking, reviews and discusses at least annually the relationship between our risk management policies and practices and compensation, evaluates compensation policies and practices that could mitigate any such risk. The Board satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks.

24	2020 Proxy Statement

Proposal No. One: Election of Directors

Talent Management Succession Planning

Our Board regularly reviews short- and long-term succession plans for the Chief Executive Officer and for other senior management positions. Our executive leadership conducts annual performance assessments that include succession plans for each of our senior management positions. These succession plans are reviewed and approved by our Chief Executive Officer and the details of these succession plans, including potential successors of our executive officers are presented to the full Board.

Stockholder Communications with the Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. Last year we hosted an investor day that stockholders were able to listen to via our website. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time. We also seek stockholder views on governance and other matters throughout the year, concentrating our efforts on our largest stockholders.

We continue to engage constructively with stockholders, and in recent years management has reached out to a large number of our top non-affiliated stockholders annually. For details regarding our stockholder outreach efforts specific to 2019, please see the “Proxy Overview—Stockholder Engagement” and “Compensation Discussion and Analysis — Recent Say-on-Pay Vote and Stockholder Feedback” sections of this Proxy Statement.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, General Counsel and Secretary. All communications received by Mr. Davis will be sent directly to the Board or any particular director to whom such communication was addressed.

Committees of the Board of Directors

The Board has a number of committees that perform certain functions for the Board. The standing committees of the Board that meet regularly are the Audit Committee, the Compensation Committee, the CGN Committee and the Science and Technology Committee. Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company.

AUDIT COMMITTEE Chair: Robert J. Hombach Members: Elizabeth McKee Anderson, Elaine J. Heron, Ph.D., V. Bryan Lawlis, Ph.D. Meetings Held in 2019: 7

The Board has a separately designated standing Audit Committee established in accordance with the rules of the SEC and Nasdaq. The Audit Committee is responsible for overseeing our accounting and financial reporting processes, internal control and risk management systems, internal and external audit functions and the audit of our financial statements, including reviewing:

●	financial information;
●	our systems of internal accounting and financial controls;
●	the annual independent audit of our financial statements; and
●	the qualifications, independence and performance of our independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review and attest services.

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Proposal No. One: Election of Directors

Among other duties and responsibilities, the Audit Committee:

●	reviews and discusses with management and the independent auditors our annual and quarterly financial statements, and as appropriate, our disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports to be filed with the SEC, earnings press releases and the substance of the financial information and earnings guidance provided to analysts and ratings agencies;
●	determines whether to recommend to the Board inclusion of the audited financial statements in our Form 10-K filing;
●	at the completion of the annual audit, reviews with management and the independent auditors the independent auditors’ audit and its report on the financial statements and internal control over financial reporting, comments and recommendations of the independent auditors, any significant changes in the auditors’ initial audit plan, and other matters related to the audit;
●	reviews legal proceedings, litigation contingencies and other risks and exposures that could materially affect the financial statements and meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	reviews the independence of our auditors and appoints and, where appropriate, replaces our independent auditors;
●	approves all arrangements and fees for work, including all audit, review and attest services and non-audit services, to be performed by the independent auditor’s firm prior to the commencement of the engagement;
●	reviews with the independent auditors and, if appropriate, management, any management or internal control letter issued or proposed to be issued by the independent auditors and management’s response to such letter;
●	reviews with management and any registered public accounting firm engaged to perform review or attest services, any material conflicts or disagreements between management and such accounting firm regarding financial reporting, accounting practices or policies or other matters;
●	reviews with the independent auditors that firm’s assessment of our financial staff (including internal audit) and the adequacy and effectiveness of the our financial and accounting internal controls; and
●	establishes and oversees procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is currently composed of four directors: Mr. Hombach (Chair), Ms. Anderson, Dr. Heron and Dr. Lawlis. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq Listing Rules 5605(c)(2)(A)(i) and (ii)). The Board has determined that Mr. Hombach qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hombach’s level of knowledge and experience based on a number of factors, including his prior experience as the Chief Financial Officer of public companies and his experience and education in finance. In making this determination with respect to Mr. Hombach, the Board relied on his past business experience. Please see the description of the business experience for Mr. Hombach under the heading “Nominees for Director.”

The Audit Committee is governed by a written charter adopted by the Board, which was last amended in February 2016. The Audit Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

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COMPENSATION COMMITTEE Chair: Michael Grey Members: Robert J. Hombach, Alan J. Lewis, Ph.D., David E.I. Pyott, M.D. (Hon.) Meetings Held in 2019: 6

The Compensation Committee is responsible for:

●	reviewing and recommending to the Board changes to the compensation of our Chief Executive Officer and approving the compensation for executives who report directly to the Chief Executive Officer;
●	assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human resources function;
●	overseeing our incentive compensation plans and equity-based plans; and
●	preparing any report on executive compensation required by applicable rules and regulations.

Among other duties and responsibilities, the Compensation Committee:

●	makes recommendations to the Board as to our general compensation philosophy and oversees the development and implementation of compensation programs (including salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, change of control related arrangements and other related benefits and benefit plans);
●	makes recommendations to the Board regarding corporate performance goals and objectives relevant to the compensation of the Chief Executive Officer and sets performance goals and objectives relevant to the compensation of executives who report directly to the Chief Executive Officer and other senior management, and the type and amount of compensation (including any new compensation programs);
●	evaluates, at least annually, the performance of the Chief Executive Officer relative to Board-approved goals and objectives, and recommends to the Board the Chief Executive Officer’s compensation and other terms of his or her employment based on this evaluation, and approves the compensation of executives who report directly to the Chief Executive Officer;
●	considers the results of the most recent say-on-pay vote in reviewing and making recommendations to the Board with respect to our incentive compensation plans and equity-based plans;
●	reviews material compensation programs applicable to our employees generally;
●	reviews and makes recommendations to the Board regarding compensation for non-employee members of the Board;
●	oversees all incentive compensation plans and equity-based plans and discharges any responsibilities imposed on the Committee by these plans;
●	discusses with management periodically, as it deems appropriate, reports from management regarding the development, implementation and effectiveness of our policies and strategies relating to its human resources function and our regulatory compliance with respect to compensation matters;
●	reviews and periodically approves the benefits and perquisites provided to the Chief Executive Officer and other senior management, as well as the employment, severance and change in control agreements relating to the Chief Executive Officer and other senior management;
●	reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviews and discusses at least annually the relationship between our risk management policies and practices and compensation;
●	reviews and recommends to the Board for approval the frequency with which we will conduct say-on-pay votes; and
●	produces and provides to the Board an annual report of the Committee on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations.

The Compensation Committee is currently composed of four directors: Mr. Grey (Chair), Mr. Hombach, Dr. Lewis and Dr. Pyott. Dr. Lewis will be stepping down from the Compensation Committee on the date of the Annual Meeting when his term as a director expires. The Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)).

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Proposal No. One: Election of Directors

The Compensation Committee is governed by a written charter adopted by the Board, which was last amended in June 2016. The Compensation Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Information regarding consultants engaged by the Compensation Committee is provided in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for 2019 and certain elements of compensation for 2019 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2019, the Compensation Committee was composed of Mr. Grey (Chair), Mr. Hombach, Dr. Lewis and Dr. Pyott. No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. During 2019, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Chair: Elaine J. Heron, Ph.D. Members: Elizabeth McKee Anderson, Willard Dere, M.D., David E.I. Pyott, M.D. (Hon.) Meetings Held in 2019: 5

The CGN Committee is responsible for:

●	overseeing the composition of the Board to ensure that qualified individuals meeting the criteria of applicable rules and regulations serve as members of the Board and its committees;
●	overseeing the development and implementation of corporate governance principles, policies, codes of conduct and codes of ethics relating to the operation of the Board and its committees;
●	making recommendations to the Board regarding such corporate governance issues; and
●	keeping informed on issues related to corporate responsibility.

Among other duties and responsibilities, the CGN Committee:

●	identifies, reviews and evaluates individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise and seeks out nominees to enhance the diversity, expertise and independence of the Board;
●	considers and assesses the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;
●	recommends potential director nominees for selection by the Board;

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●	considers recommendations for Board nominees and proposals appropriately submitted by our stockholders;
●	develops and recommends to the full Board corporate governance policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;
●	reviews related party transactions involving directors and executives for potential conflicts of interest and recommends courses of action as necessary;
●	performs an annual evaluation of the Board and each committee of the Board;
●	makes recommendations to the full Board concerning the appropriate size and needs of the Board, including regarding committees of the Board to be maintained or created and chairmanship and membership of the Board committees;
●	at least annually, reviews and assesses our Corporate Governance Principles applicable to the Board and the Company and recommends to the Board from time to time any amendments to such principles;
●	reviews and assesses our Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program and recommends to the Board from time to time any amendments to such code and program;
●	oversees and evaluates compliance by the Board and our management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program
●	reviews and approves all board memberships for a for-profit company, other commercial entity, or advisory board, for our Chief Executive Officer and other executive officers and directors, to assess whether such proposed membership creates or has the potential to create either a conflict of interest or an appearance of one
●	implements, in conjunction with the Audit Committee, the internal audit function;
●	establishes a toll-free telephone number for employees to anonymously report complaints relating to financial fraud, environmental hazards, illegal or unfair employment practices, and unethical behavior;
●	reviews our risk management procedures for those areas deemed appropriate by the Committee;
●	recommends guidelines to the Board for corporate succession planning as it relates to our Chief Executive Officer, if appropriate; and
●	reviews and oversees related party transactions, as required by our Corporate Governance Principles.

A detailed discussion of the CGN Committee’s procedures for recommending candidates for election as a director appears above under the caption “Identifying and Evaluating Candidates for Director.”

The CGN Committee is currently composed of four directors, each of whom is “independent” under the listing standards of Nasdaq. The members of the CGN Committee are Dr. Heron (Chair), Ms. Anderson, Dr. Dere and Dr. Pyott.

The CGN Committee is governed by a written charter adopted by the Board, which was last amended in December 2016. The CGN Committee Charter and our Corporate Governance Principles can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CGN Committee charter complies with the guidelines established by Nasdaq. The charter of the CGN Committee grants the CGN Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the CGN Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the CGN Committee conducts a self-evaluation at least annually. The CGN Committee also periodically reviews and assesses the adequacy of its charter, including the CGN Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

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Proposal No. One: Election of Directors

SCIENCE AND TECHNOLOGY COMMITTEE
Chair: Willard Dere, M.D.
Members: Michael Grey, Elaine J. Heron, Ph.D., V. Bryan Lawlis, Ph.D., Alan J. Lewis, Ph.D., Dennis J. Slamon, M.D., Ph.D.
Meetings Held in 2019: 1

The Science and Technology Committee is responsible for assisting the Board in overseeing our operations. Among other duties and responsibilities, the Science and Technology Committee:

●	reviews matters relating to scientific capabilities and programs and reports to the Board regarding such review in order to help facilitate the Board’s oversight of our scientific technology, intellectual property portfolio and strategy and help promote our effective decision-making on science;
●	reviews and considers management’s decisions regarding the allocation, deployment, utilization of, and investment in our scientific assets; and
●	reviews and considers management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs.

The Science and Technology Committee is currently composed of six directors: Dr. Dere (Chair), Mr. Grey, Dr. Heron, Dr. Lawlis, Dr. Lewis and Dr. Slamon. Dr. Lewis will be stepping down from the Science and Technology Committee on the date of the Annual Meeting when his term as a director expires.

The Science and Technology Committee is governed by a written charter, which was adopted by the Board in December 2012. The Science and Technology Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Science and Technology Committee grants it the resources and authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate in the performance of its duties and responsibilities.

As required by its charter, the Science and Technology Committee conducts a self-evaluation at least annually. The Science and Technology Committee also periodically reviews and assesses the adequacy of its charter, including the Science and Technology Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

Board Processes

Meetings of the Board of Directors

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2019, the Board held six meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Executive Sessions

Applicable Nasdaq listing standards require that the Independent Directors meet from time to time in executive session. In fiscal year 2019, our Independent Directors met in regularly scheduled executive sessions at which only Independent Directors were present.

Attendance at Annual Meeting

It is our policy to request that all Board members attend the Annual Meeting of Stockholders. However, we also recognize that personal attendance by all directors is not always possible. All ten of the ten directors serving at the time of the 2019 Annual Meeting of Stockholders attended such meeting.

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Other Board Governance Information

Global Code of Conduct and Business Ethics

The CGN Committee regularly reviews our Global Code of Conduct and Business Ethics, which is applicable to all employees and directors, including our Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial personnel. A copy of our Global Code of Conduct and Business Ethics is available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Global Code of Conduct and Business Ethics or grant any waiver from a provision of our Global Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2019, there has not been nor is there currently proposed any transaction or series of similar transactions to which we or one or more of our subsidiaries were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.

Review, Approval, and Ratification of Transactions with Related Parties

Our CGN Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. Additionally, on at least an annual basis, the Audit Committee also reviews all identified related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.

We have several processes that we use to ensure that we identify and review all related party transactions. First, each executive officer is required to notify either our General Counsel or Chief Financial Officer of any potential transaction that could create a conflict of interest, and the General Counsel or Chief Financial Officer is required to notify the CGN Committee of the potential conflict. The directors, Chief Executive Officer, Chief Financial Officer and General Counsel are required to notify the CGN Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The CGN Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Board or its committees only approve a related party transaction if it is determined that a transaction is in the best interest of the stockholders or is at least not inconsistent with those interests. This includes situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

These policies and procedures are included in our Corporate Governance Principles, which are available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference into this Proxy Statement.

Indebtedness of Directors and Executive Officers

We have a policy not to lend money to our directors or executive officers or associates of any director or executive officer. None of our directors or executive officers or associates of any director or executive officer is or at any time since January 1, 2019 has been indebted to us.

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Proposal No. One: Election of Directors

Summary of Independent Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of BioMarin. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers and RSU grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. The Board reviews our Independent Director compensation levels and program design annually for competitiveness against the confirmed executive compensation peer group (for 2019, the “2019 Peer Group” as set forth in “Compensation Discussion and Analysis—Compensation Adjustments and Peer Group Process” below). To assist with the Board’s review, Mercer LLC, an independent compensation consultant (the Compensation Consultant), prepares a comprehensive annual assessment of our Independent Director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices. Specifically, in 2019, the Compensation Consultant assessed the competitiveness of our director pay program relative to the 2019 Peer Group using a “typical director” profile approach. For this, the Compensation Consultant assumed a “typical director” profile as a director who is a non-chair member of the Audit Committee and the Chair of the Compensation Committee. The Compensation Consultant reviewed our Board and Committee governance structure as well as the total compensation for our non-employee directors relative to members of the 2019 Peer Group. The Compensation Consultant noted that the total compensation for our “typical director” was positioned between the 2019 Peer Group’s 25th percentile and median. After reviewing and discussing the Compensation Consultant’s report, the Board determined to make the changes to the annual cash compensation payable to members of the Audit Committee and Science and Technology Committees and annual equity award as described, but otherwise maintain the existing director pay structure and levels.

Highlights

●	We provide an annual limit on non-employee director compensation under the terms of the 2017 Plan.
●	To align our directors’ interests with those of our stockholders, the annual equity award granted to non-employee directors, which vests in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), makes up the vast majority of total director compensation.
●	To discourage short-term risk taking, beginning in September 2017, the annual equity award granted to non-employee directors is made in RSUs only and no longer includes stock options.
●	To align director compensation with the duration of Board service, in September 2017, we eliminated the initial equity award previously granted to all new directors. Instead, new directors receive an RSU grant on the same terms as the annual award made on the date of our Annual Meeting of Stockholders, pro-rated to the nearest quarter for the time the new director is expected to serve prior to our next Annual Meeting of Stockholders.
●	The annual cash compensation that the Company pays to its non-employee directors is based on their positions on the Board or the committees of the Board, and the Company does not compensate Board members on a per meeting basis.
●	Our only employee director, Mr. Bienaimé, receives no separate compensation for his service as a director or Chair.

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Cash Compensation

The following table is a summary of the annual cash compensation payable to the Independent Directors in 2019. Each applicable line item is an additional element of compensation.

Director Position	Annual Cash Compensation(1)
All Independent Directors	$65,000
Independent Chair of the Board (if applicable)(2)
(premium in addition to Independent Director membership retainer)	$65,000
Lead Independent Director
(premium in addition to Independent Director membership retainer)	$65,000
Audit Committee Member	$13,500
Audit Committee Chair
(premium in addition to committee membership retainer)	$13,000
Compensation Committee Member	$10,000
Compensation Committee Chair
(premium in addition to committee membership retainer)	$10,000
Corporate Governance and Nominating Committee Member	$8,750
Corporate Governance and Nominating Committee Chair
(premium in addition to committee membership retainer)	$10,000
Science and Technology Committee Member	$10,000
Science and Technology Committee Chair
(premium in addition to committee membership retainer)	$10,000
(1)	The annual cash compensation that the Company pays to its Board members, other than Mr. Bienaimé, is based on their positions on the Board or the committees of the Board, and the Company does not compensate the Board members on a per meeting basis. Except for the annual cash compensation payable to members of the Audit Committee and Science and Technology Committees, the amounts reflected in the table above are unchanged from the amounts reported in the Company’s Proxy Statement for the 2019 Annual Meeting.
(2)	The Independent Chair of the Board line item was not applicable in 2019 because the roles of the Chair and Chief Executive Officer were combined under Mr. Bienaimé.

Equity Compensation

The Board reviewed the director compensation program in 2015 and determined to transition from a “fixed share” equity grant approach to a “fixed value” equity grant approach to better manage the Board’s equity competitiveness. We continued to use the “fixed value” approach for the 2019 director equity grant.

Annual Award

On the date of our Annual Meeting of Stockholders, each re-elected director is granted RSUs valued at $400,000, based on the Black-Scholes model valuation using a 30-day trailing average closing price of our common stock. For RSUs granted before February 2020, the shares of common stock subject to the RSUs vest in full on the one-year anniversary of the grant date, and for RSUs granted after February 2020, the shares of common stock subject to the RSUs vest in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), in both cases, subject to each respective director providing services to the Company through the vesting date.

The annual award amounts and vesting schedules were approved by the Board in June 2015 and were modified by the Board in December 2016 to include the following: (i) the allocation between RSUs and stock options to purchase shares of our common stock shifted from forty percent (40%) RSUs and sixty percent (60%) stock options to a 50%/50% split, and (ii) the annual award equity grant value increased from $325,000 to $375,000. As a result of the Board’s annual review of the Independent Director compensation program as described above, in September 2017, the Board modified the annual equity grant to be awarded in RSUs only, eliminating the stock

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Proposal No. One: Election of Directors

option component, and in September 2019, the Board increased the annual award equity grant value from $375,000 to $400,000. The annual equity award for a director who has served for less than a year is prorated to the nearest quarter. The stock options and RSUs continue to vest only while the director provides services to the Company. The exercise price per share of each of the stock options is 100% of the fair value of a share of our common stock on the date of the grant of the stock option. These stock options have a term of 10 years.

In fiscal year 2019, 44,360 RSUs were awarded to the Independent Directors under our 2017 Plan in connection with annual awards to our directors. Our Board members are eligible to enroll in our Nonqualified Deferred Compensation Plan under which participants may elect to defer all or a portion of their fees and RSU awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. The table below lists actual compensation paid to each of the directors during 2019, other than Mr. Bienaimé, who is also an NEO. Mr. Bienaimé’s compensation is described under the “Executive Compensation” section of this Proxy Statement. Mr. Bienaimé received no additional compensation for serving on our Board in 2019.

Initial Award

As a result of the Board’s annual review of the Independent Director compensation program as described above, in September 2017, we also eliminated the initial equity award for new directors, and now new directors receive only an RSU grant on the same terms as the annual award, pro-rated to the nearest quarter for the time the new director will serve prior to our next Annual Meeting of Stockholders. Prior to September 2017, each Independent Director was granted an initial equity grant valued at $550,000, based on the Black-Scholes model valuation using a three-month trailing average closing price of our common stock, with such valuation allocated forty percent (40%) to RSUs and sixty percent (60%) to stock options to purchase shares of our common stock on the date that such person first becomes an Independent Director. The shares of common stock subject to the initial stock option grant and the initial RSU grant vest annually over three years. The initial award amounts and vesting schedules were approved by the Board in June 2015.

2019 INDEPENDENT DIRECTOR COMPENSATION

Name	Fees Earned ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)	Total ($)
Elizabeth McKee Anderson	39,250		373,254		–	412,504
Willard Dere, M.D.	83,125		371,145		–	454,270
Michael Grey	94,375	(4)	371,145	(4)	–	465,520
Elaine J. Heron, Ph.D.	105,875		371,145	(4)	–	477,020
Robert J. Hombach	100,750		371,145		–	471,895
V. Bryan Lawlis, Ph.D.	87,125		371,145		–	458,270
Alan J. Lewis, Ph.D.	94,375		371,145		–	465,520
Richard A. Meier	139,375		371,145		–	510,520
David E.I. Pyott, M.D. (Hon.)	83,750		371,145		–	454,895
Dennis J. Slamon, M.D., Ph.D.	83,125		371,145		–	454,270
(1)	Director fees are generally paid quarterly in arrears within four weeks after the close of a quarter. Accordingly, director fees earned in the fourth quarter of 2019 were paid in early 2020.

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(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718. The grant date fair value of the annual RSU grants made on June 4, 2019 to all directors other than Ms. Anderson was $83.78 per share. The grant date fair value of the prorated RSU grant made on July 9, 2019 to Ms. Anderson in connection with her appointment to the Board was $83.13 per share. The aggregate number of shares subject to RSU awards held by the Independent Directors listed in the table above as of December 31, 2019 was as follows:

Name	RSU Awards
Elizabeth McKee Anderson	4,490
Willard Dere, M.D.	4,430
Michael Grey	4,430
Elaine J. Heron, Ph.D.	4,430
Robert J. Hombach	4,430
V. Bryan Lawlis, Ph.D.	4,430
Alan J. Lewis, Ph.D.	4,430
Richard A. Meier	4,430
David E.I. Pyott, M.D. (Hon.)	4,430
Dennis J. Slamon, M.D., Ph.D.	4,430
(3)	As described above, in September 2017, the Board modified the annual equity grant to be awarded in RSUs only, eliminating the stock option component. Accordingly, no stock options were granted to directors during 2019. The aggregate number of shares subject to stock option awards (from stock option grants made prior to September 2017) held by the Independent Directors listed in the table above as of December 31, 2019 was as follows:

Name	Stock Option Awards
Elizabeth McKee Anderson	–	(5)
Willard Dere, M.D.	14,790
Michael Grey	43,750
Elaine J. Heron, Ph.D.	49,697
Robert J. Hombach	–	(5)
V. Bryan Lawlis, Ph.D.	55,000
Alan J. Lewis, Ph.D.	36,250
Richard A. Meier	51,250
David E.I. Pyott, M.D. (Hon.)	13,230
Dennis J. Slamon, M.D., Ph.D.	24,300
(4)	A portion of this amount or award, as applicable, was deferred pursuant to our Nonqualified Deferred Compensation Plan. A more detailed discussion of our nonqualified deferred compensation arrangements is provided under the heading “Nonqualified Deferred Compensation Plan” in this Proxy Statement.
(5)	Ms. Anderson and Mr. Hombach joined the Board after the September 2017 Board action described above, so all of their equity awards have been made in RSUs only and they have not been granted any stock options.

www.biomarin.com	35

Proposal No. Two: Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 11, 2002. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by KPMG to the Company for fiscal years 2019 and 2018.

Description of Services Provided by KPMG LLP	Year Ended December 31, 2019		Year Ended December 31, 2018
Audit Fees:	$1,931,887	(1)	$2,133,059	(1)
Audit Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included in Audit Fees above.	$8,388	(2)	$15,000	(2)
Tax Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings, as well as to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	$241,753	(3)	$73,184	(3)
All Other Fees:	$37,806	(4)	$19,744	(4)
Total Fees:	$2,219,834		$2,240,987
(1)	Includes fees for non-routine transactions and comfort letters.
(2)	Reflects fees for assurance services related to a subsidiary pension plan.
(3)	Reflects fees for tax consulting.
(4)	Reflects fees for assurance services not reasonably related to the performance of the audit or review the Company’s financial statements and fees for non-audit services provided in relation to the conversion of our statutory filings to extensible Business Reporting Language (xbrl) as required by HM Revenue and Customs in the United Kingdom.

The Audit Committee has the sole authority to approve the scope of the audit and any audit related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board (PCAOB) rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee strives to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

36	2020 Proxy Statement

Proposal No. Two: Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin

The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided to the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts requires separate pre-approval by the Audit Committee, although our Acting Chief Financial Officer can approve up to an additional $100,000 in the aggregate for global statutory audits. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $100,000 amount to be exceeded must be separately pre-approved by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee within the guidelines discussed above. The Chair of the Audit Committee is required to inform the Audit Committee of each pre-approval decision at the next regularly scheduled Audit Committee meeting.

All the services provided by KPMG during 2019 were pre-approved in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. TWO.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019.

Respectfully submitted on February 24, 2020 by the members of the Audit Committee of the Board of Directors:

Robert J. Hombach, Chair
Elizabeth McKee Anderson
Elaine J. Heron, Ph.D.
V. Bryan Lawlis, Ph.D.

(1)	The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and is not to be incorporated by reference into any filing of BioMarin under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Officers

The following table sets forth certain information concerning our executive officers as of March 6, 2020.

Name	Age	Position with BioMarin
Jean-Jacques Bienaimé	66	Chief Executive Officer
Jeff Ajer	57	Executive Vice President and Chief Commercial Officer
Robert A. Baffi, Ph.D.	64	President of Global Manufacturing and Technical Operations
G. Eric Davis	49	Executive Vice President, General Counsel and Secretary
Henry J. Fuchs, M.D.	62	President of Worldwide Research & Development
Brian R. Mueller	46	Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer

There are no family relationships between any of our directors and any of our executive officers. The biographical information for Mr. Bienaimé is set forth above under “Proposal No. One: Election of Directors – Nominees for Director.”

JEFF AJER Joined BioMarin in August 2005 Executive Vice President and Chief Commercial Officer

Jeff Ajer joined BioMarin in August 2005 and currently serves as our Executive Vice President and Chief Commercial Officer. From October 2012 to January 2014, Mr. Ajer served as our Senior Vice President and Chief Commercial Officer. From April 2009 to October 2012, Mr. Ajer served as our Vice President, Commercial Operations, The Americas, where he had responsibility for commercial operations throughout the Americas and led product marketing, reimbursement, and sales operations for BioMarin. Prior to joining BioMarin, Mr. Ajer served in various roles at Genzyme Corporation (Genzyme) beginning in November 2003 and lastly as Vice President, Global Transplant Operations from December 2004 to August 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals, Inc. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine. Mr. Ajer is currently a director of Nektar Therapeutics, a public biopharmaceutical company.

ROBERT A. BAFFI, Ph.D. Joined BioMarin in May 2000 President of Global Manufacturing and Technical Operations

Robert A. Baffi, Ph.D., joined BioMarin in May 2000 and currently serves as our President of Global Manufacturing and Technical Operations, responsible for overseeing our manufacturing, process development, quality, and analytical chemistry departments. From December 2009 to June 2019, Dr. Baffi served as our Executive Vice President of Technical Operations and from 2000 to December 2009, Dr. Baffi served as our Senior Vice President of Technical Operations. From 1986 to 2000, Dr. Baffi served in a number of increasingly responsible positions at Genentech, Inc., primarily in the functional area of quality control. Prior to Genentech, Dr. Baffi worked for Cooper BioMedical as a Research Scientist and at Becton Dickinson Research Center as a Post-Doctoral Fellow. Dr. Baffi has contributed to more than 20 regulatory submissions for product approval in the United States and Europe and to more than 50 regulatory submissions for investigational new drug testing. He currently serves on the board for the National Institute for Bioprocessing Research & Training. Dr. Baffi received a Ph.D., M. Phil and a B.S. in biochemistry from the City University of New York and an M.B.A. from Regis University.

38	2020 Proxy Statement

Executive Officers

G. ERIC DAVIS Joined BioMarin in March 2004 Executive Vice President, General Counsel and Secretary

G. Eric Davis joined BioMarin in March 2004 and currently serves as our Executive Vice President, General Counsel and Secretary. From December 2005 to March 2016, Mr. Davis served as our Senior Vice President, General Counsel and Secretary and from 2004 to December 2005, Mr. Davis served as our Vice President, General Counsel and Secretary. From 2000 to 2004, Mr. Davis worked in the San Francisco office of Paul Hastings LLP (formerly Paul, Hastings, Janofsky & Walker LLP), where he served on the firm’s national securities practice committee. Mr. Davis has represented public and private companies and venture capital and investment banking firms in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters, and intellectual property-related business transactions. His experience involves a variety of industries, including biotechnology and life sciences. Mr. Davis received a B.A. in political economy from the University of California, Berkeley, and a J.D. from the University of San Francisco School of Law.

HENRY J. FUCHS, M.D., Joined BioMarin in March 2009 President of Worldwide Research & Development

Henry J. Fuchs, M.D., joined BioMarin in March 2009 and currently serves as our President of Worldwide Research & Development. From December 2009 to October 2016, Dr. Fuchs served as our Executive Vice President and Chief Medical Officer. From March 2009 to December 2009, Dr. Fuchs served as our Senior Vice President and Chief Medical Officer. From September 2005 until December 2008, Dr. Fuchs served as Executive Vice President and Chief Medical Officer for Onyx Pharmaceuticals Inc., a biopharmaceutical company. Dr. Fuchs served as Chief Executive Officer of Ardea Biosciences, Inc. from January 2003 until June 2005. Dr. Fuchs first joined Ardea Biosciences, Inc. as Vice President, Clinical Affairs in October 1996 and was appointed President and Chief Operating Officer in November 2001. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, Inc. where, among other responsibilities, he led the clinical program that resulted in the approval of Pulmozyme, a therapeutic for cystic fibrosis. Dr. Fuchs was also responsible for the Phase III development program that led to the approval of Herceptin to treat metastatic breast cancer. Dr. Fuchs received an M.D. from George Washington University and a B.A. in biochemical sciences from Harvard University. Dr. Fuchs is currently a director of Mirati Therapeutics, Inc., a public biopharmaceutical company, and was formerly on the board of Genomic Health, Inc., a public molecular diagnostics company, until its acquisition by Exact Sciences in November 2019.

BRIAN R. MUELLER Joined BioMarin in December 2002 Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer

Brian R. Mueller joined BioMarin in December 2002 and currently serves as our Senior Vice President and Acting Chief Financial Officer. Since March 2011 he has also served as our Chief Accounting Officer. From August 2016 to January 2020, Mr. Mueller served as our Senior Vice President, Finance and from March 2014 to August 2016, Mr. Mueller served as our Group Vice President, Corporate Controller and from March 2009 to March 2014, Mr. Mueller served as our Vice President, Corporate Controller. Mr. Mueller is a member of the board of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company where he also served as Chairman of the Audit Committee. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG after Arthur Andersen LLP ceased operations in June 2002, prior to which he spent seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller received a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

www.biomarin.com	39

Proposal No. Three: Advisory Vote on Executive Compensation

The Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), Section 14A of the Exchange Act, and SEC rules (commonly known as the “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement. At the 2017 Annual Meeting, consistent with the Company’s recommendation, stockholders holding a majority of our shares voted to recommend that the Company hold an annual advisory vote on the compensation of the NEOs. The Company has acted in accordance with the 2017 vote by including this proposal and intends to continue to hold an annual advisory vote on NEO compensation.

The compensation of the Company’s NEOs subject to the vote is disclosed in the “Compensation Discussion and Analysis,” compensation tables, and related narrative disclosure contained in this Proxy Statement. The Company’s compensation philosophy is to provide competitive overall compensation that attracts and retains top performers and aligns their interests with those of our stockholders. To achieve these goals, our compensation program is structured to:

●	provide total compensation and compensation elements that are competitive with companies with which we compete for talent;
●

provide a mix of compensation that offers (i) a market competitive base salary, (ii) annual incentive compensation based on achieving defined corporate goals within 12 months, and (iii) the opportunity to share in the long-term growth of our company through equity compensation; and

●	reward exceptional performance by individuals.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”

The “Compensation Discussion and Analysis” section of this Proxy Statement contains more details on the Company’s executive compensation; we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee of the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee. Our management, the Board and Compensation Committee intend to consider the results of this vote in making decisions about executive compensation arrangements and the Company’s executive compensation principles, policies and procedures.

Advisory approval of this proposal requires support of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. THREE.

40	2020 Proxy Statement

Letter from our Compensation Committee

Dear BioMarin Pharmaceutical Inc. Stockholder:

We would like to thank you for your continued support of BioMarin. As directors and members of the Board’s Compensation Committee, we understand that we represent you, our stockholders, and we take our responsibilities very seriously. We continue to remain committed to developing an executive compensation program that attracts, motivates and retains key executives critical to the success of our business and the creation of long-term stockholder value. Our compensation program is structured to remain competitive with the companies with which we compete for talent, balance short- and long-term perspectives, reward exceptional individual and corporate performance and closely align the interests of our executives with those of our stockholders.

We are proud of BioMarin’s accomplishments in recent years, from both a financial and development perspective, and we believe our compensation program is designed to motivate our executives to continue the Company’s success. As in recent years, our revenues continued to climb in 2019, nearly doubling in five years from $890 million for fiscal year 2015 to over $1.7 billion for fiscal year 2019. We continued expanding our global commercial footprint with Palyzniq’s European approval in 2019, and our late-stage clinical product candidates like valoctocogene roxaparvovec for severe hemophilia A and vosoritide for achondroplasia recently achieved important regulatory and development milestones. Our development pipeline continues to produce earlier-stage, exciting potential therapies like two new gene therapies: BMN 307 for PKU and BMN 331 for hereditary angioedema, among others.

In 2019, we continued our active stockholder engagement efforts to ensure stockholder interests were incorporated into our planning process for the 2020 executive compensation program. Our outreach this past year followed our extensive outreach efforts in 2018, during which we sought to address concerns raised by stockholders after the disappointing outcome of our “say-on-pay” vote at our 2018 Annual Meeting of Stockholders. We believe the compensation changes we made in 2019 in direct response to stockholder feedback addressed many of the concerns raised by our investors, and we were pleased that our last say-on-pay proposal received support from 83% of the votes cast. In 2020, we continued to make changes to our executive compensation program to further align pay and performance and address feedback from stockholders. The changes we made for the 2019 and 2020 executive compensation programs are summarized below, and more complete descriptions are included in the section of this Proxy Statement titled “Proxy Overview—Stockholder Engagement,” and in the “Compensation Discussion and Analysis” section that follows this letter.

●

Increased performance-based pay: We rapidly shifted the proportion of equity grants that are performance based. Starting with the equity grants made in March 2019, performance-based RSUs account for 50% of total long-term equity compensation, up from 30% in 2018.

●

Enhanced alignment of pay and stockholder experience: Starting with the March 2019 grant, 50% of the performance-based RSUs are earned based on relative total shareholder return performance over a three-year period. Starting with the March 2020 grant, the other 50% of the performance-based RSUs will be earned based on other metrics intended to increase stockholder value: profitability (non-GAAP Income) and strategic corporate goals (product regulatory filings and approvals).

●	Incentivized long-term stockholder value: Beginning with the March 2020 grant, 100% of performance-based RSUs will be earned based on the Company’s performance over a three-year period.

We listened carefully to you, our investors, and incorporated your feedback in the changes we made to executive compensation. We look forward to continuing the valuable dialogue with our stockholders, which informs our design of an executive compensation program intended to drive BioMarin’s success and create long-term stockholder value.

Michael Grey	Robert J. Hombach	Alan J Lewis, Ph.D.	David E.I. Pyott, M.D.
(Chair)			(Hon.)

www.biomarin.com	41

Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information about our 2019 compensation program for our NEOs: the individuals who served as our principal executive officer, principal financial officer and three other most highly-compensated executive officers as of December 31, 2019. Each NEO’s compensation is set forth in the “Summary Compensation Table” and other compensation tables included in this Proxy Statement. Our NEOs for fiscal year 2019 are:

●	Jean-Jacques Bienaimé, Chief Executive Officer;
●	Daniel Spiegelman, Former Executive Vice President and Chief Financial Officer(1);
●	Jeff Ajer, Executive Vice President and Chief Commercial Officer;
●	Robert Baffi, President of Global Manufacturing and Technical Operations; and
●	Henry Fuchs, President of Worldwide Research & Development.

The Compensation Committee believes that our executive compensation program is designed to achieve our primary goal of providing appropriate incentives to attract and retain the executive talent necessary to advance our business of developing and commercializing innovative therapies for people with serious and life-threatening rare diseases and medical conditions and to increase stockholder value. The Compensation Committee also believes that our executive compensation program is appropriate in that it both encourages executive officers to work for meaningful stockholder return and reflects our pay-for-performance philosophy, without encouraging our executive officers to assume excessive risks.

2019 Business Highlights

In 2019, we achieved over $1.7 billion in total revenues and reduced our GAAP Net Loss compared to 2018, while we concurrently made important advancements in our pipeline programs.

Our key accomplishments in 2019 included:

REVENUE	BIOMARIN-MARKETED PRODUCT SALES
14% growth	17% growth
Achieving 14% growth in total BioMarin revenue, increasing from $1.491 billion in 2018 to $1.704 billion in 2019	Achieving 17% in revenue growth for products marketed by BioMarin(2), increasing from $1.335 billion in 2018 to $1.563 billion in 2019

VALOCTOCOGENE ROXAPARVOVEC PROGRAM	DEVELOPMENT PIPELINE
We submitted marketing applications for valoctocogene roxaparvovec, our gene therapy product candidate for the treatment of severe hemophilia A, in both the U.S. and the EU. In late 2019, the European Medicines Agency validated our application for review under accelerated assessment, and, in early 2020, the U.S. Food & Drug Administration (FDA) accepted our application for priority review.	Advancing our product development pipeline, which includes multiple clinical compounds for the treatment of various rare diseases, such as vosoritide for achondroplasia and BMN 307, a gene therapy treatment for PKU. In late 2019, we announced positive results from our completed global Phase 3 study of vosoritide.

PALYNZIQ APPROVAL AND EU LAUNCH
Following Palynziq’s approval and launch in the U.S. in 2018, the product was also approved by the European Commission in May 2019, and we began shipping Palynziq in the EU in the third quarter of 2019.
(1)	On February 3, 2020, the Company announced that Mr. Spiegelman had stepped down as Executive Vice President and Chief Financial Officer, effective January 29, 2020.
(2)	BioMarin-marketed product sales revenue is based on total net product revenue calculated in accordance with U.S. generally accepted accounting principles (U.S. GAAP), except that it excludes net product revenue attributable to Aldurazyme. (Revenue attributable to Aldurazyme is excluded because the product is commercialized by Genzyme Corporation (Genzyme), a wholly owned subsidiary of Sanofi S.A. (Sanofi), under a collaboration agreement with the Company. For further discussion regarding our collaboration with Genzyme, see “Major Commercial Products—Aldurazyme” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.)

42	2020 Proxy Statement

Executive Compensation

Recent Say-on-Pay Vote and Stockholder Feedback

Our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As a steward of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program based on market conditions, stockholder views, and other governance considerations. We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to the business, financial performance, corporate governance, and compensation of the Company. For details regarding our stockholder outreach efforts specific to 2019, please see the “Proxy Overview—Stockholder Engagement” section of this Proxy Statement. Stockholder feedback is important, and the information we glean from these engagements is highly valued. In recent years, the Compensation Committee considered this feedback in increasing the performance-based RSU component in the annual equity grants from 0% in 2014 to 50% of the total equity grant value in 2019 (up from 20%, 25%, 30% and 30% in 2015 through 2018, respectively).

As discussed elsewhere in this Proxy Statement, we sought feedback on our executive compensation program and made significant changes to our executive compensation program after the disappointing outcome of our “say-on-pay” vote at our 2018 Annual Meeting of Stockholders. We believe that the compensation changes we made in 2019 addressed many of the concerns raised by stockholders. We were pleased that our 2019 say-on-pay proposal received support from 83% of the votes cast, a significant increase from 56% in 2018. In 2020, we continued to make changes to our executive compensation program to further align pay and performance and address feedback from stockholders. How we changed our executive compensation and governance practices in direct response to what we heard from our stockholders over the past two years is described below:

Solution: We rapidly increased the proportion of performance-based restricted stock units (RSUs) as a percentage of total long-term equity compensation, from 30% in 2018 to 50% in 2019.

●	Effective date: March 2019
●	The allocation of equity awards changed between 2018 and 2019 as follows:

Feedback Addressed	Purpose of Change

More of long-term compensation should be performance-based, rather than time-based.	Further tie compensation to performance of the Company.

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Executive Compensation

Solution: 100% of performance-based RSUs will be earned based on metrics other than revenue.

●	Effective Date: March 2020
●	Instead of performance-based RSUs being earned based on revenue achievement (which was the case for 100% of such grants in 2018 and 50% in 2019), awards will be earned based on other metrics, as shown below:

Feedback Addressed	Purpose of Change

●Realized compensation has not always closely correlated to stockholder experience.
●Revenue determines a large proportion of short-term performance-based compensation (30% weight in 2019 annual cash incentive program), so revenue should not also determine long-term performance-based compensation.
●More closely align realized compensation with stockholder return. ●Further focus management on goals in addition to revenue growth that also drive stockholder value.
Solution: The metrics underlying 100% of performance-based RSUs will be measured using a three-year period.

●	Effective Date: March 2020
●	Instead of a gradual phase-in, the transition from using one-year performance periods over which performance-based RSUs are earned to three-year performance periods was accelerated and completed in only two years, as shown below:

Feedback Addressed	Purpose of Change

More of the performance-based compensation should be earned over a longer period.	Further incentivize long-term performance and tie compensation to achievement of long-term goals; encourage retention of key employees.
Solution: We included more information in our proxy statements regarding the annual cash incentive program.

●	Effective Date: April 2019
●	We provided significantly more details regarding the development goals for each clinical and pre-clinical program underlying the annual cash incentive program than in proxy statements filed before 2019.
Feedback Addressed	Purpose of Change

More details should be provided regarding the development goals underlying the annual cash incentive program.	Increase transparency in determining amounts earned under the annual cash incentive program and explain the philosophy behind the program’s design.

44	2020 Proxy Statement

Executive Compensation

Highlights of Compensation Policies and Practices

Our Compensation Committee and Board have implemented compensation policies and practices designed to enhance governance of our executive compensation program and further our compensation objectives. These policies and practices include:

Annual Advisory Say-on-Pay Vote

Our Board elected to hold an annual advisory say-on-pay vote, consistent with the preference of our stockholders as expressed in response to our “say on frequency” proposal at our 2017 Annual Meeting. The Compensation Committee considers the outcome of the advisory vote in making compensation decisions.

Compensation Committee Oversight; Executive Sessions	The Compensation Committee regularly meets in executive sessions without management present.
Updated Equity Incentive Plan Features

Our 2017 Plan, which the stockholders approved at our 2017 Annual Meeting, contains a number of features that represent good corporate governance, including a limit on non-employee director compensation and restrictions on payment of dividends, among other stockholder-favorable features.

Independent Compensation Committee	The Compensation Committee is composed solely of Independent Directors.
Independent Compensation Consultant

The Compensation Committee has engaged an independent compensation consultant for advice on topics related to the Board and NEO compensation. The independent compensation consultant reports directly to the Compensation Committee, which has sole authority to direct the consultant’s work.

Policy Against Tax Gross-Ups

In March 2015, the Compensation Committee formally adopted a policy against granting tax gross-ups to executives going forward. In December 2016, our CEO voluntarily forfeited his right to income tax gross-up payments in connection with a change in control as provided in his then-current employment agreement.

Policy for Recoupment of Incentive Compensation (Clawback Policy)

Our Policy for Recoupment of Incentive Compensation (Clawback Policy) provides for the recoupment by us of certain incentive compensation paid to current or former executive officers in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

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Executive Compensation

Prohibition Against Hedging and Pledging of Securities	Our trading policy prohibits directors and employees from engaging in short sales, transactions in put or call options, hedging transactions or other speculative transactions in our stock or engaging in margin activities (see the section of this Proxy Statement titled, “Stock Ownership Information – Anti-Hedging and Anti-Pledging Policy” for details).
Prohibition on Stock Option Repricing	Our equity incentive plans prohibit stock option repricing without stockholder approval.
Risk Management	Our executive compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment” section below describes the Compensation Committee’s assessment that the risks arising from our company-wide compensation programs are reasonable and not likely to have a material adverse effect on BioMarin and that the programs are in the best interests of stockholders.
Securities Trading Policy	We maintain a comprehensive securities trading policy which provides, among other things, that our employees who possess material non-public information may not disclose, or trade while in possession of, such information or buy or sell our securities during any designated blackout period. Individuals classified as “Designated Insiders” (which include our NEOs) may not buy or sell our securities at any time without prior approval, except for sales under approved Rule 10b5-1 trading plans.
Stock Ownership Guidelines	We have established stock ownership guidelines for our executives to increase the link between the interests of executives and those of stockholders.
Transparent Equity Granting Process and Practices	The Compensation Committee grants equity awards annually to eligible employees according to a regular, pre-set schedule.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with the assistance of the Compensation Consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

●	significant weighting toward long-term incentive compensation discourages short-term risk taking;
●	for most employees, base salary makes up a significant portion of compensation;
●	the mix of short- and long-term compensation (base salary, annual cash incentive, equity grants) is consistent with industry norms;
●	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
●	the prohibition on hedging or pledging of our stock and the Recoupment Policy (Clawback Policy) discourage short-term and excessive risk taking; and
●	stock ownership guidelines discourage excessive risk taking.

Furthermore, as described later in this “Compensation Discussion and Analysis” section, compensation decisions include subjective considerations to moderate the effects that formulae or objective factors might have on excessive risk taking.

46	2020 Proxy Statement

Executive Compensation

Compensation Objectives and Philosophy

We believe that the leadership of our executive team has been instrumental to our success in 2019 and prior years, and that an executive compensation program that attracts, motivates and retains key executives is critical to the success of our business and to creating long-term stockholder value. Our compensation program is structured to achieve the following main objectives:

Market Competitiveness and Retention	Balance Between Short- and Long-Term Perspectives	Pay-for-Performance	Stockholder Alignment
Provide total compensation and compensation elements that are competitive with companies with which we compete for talent	Balance short- and long-term perspectives by including a mix of compensation that includes: base salary, annual cash incentives based on achieving short-term corporate goals, and opportunities to share in long-term company growth through equity compensation	Reward executives for exceptional individual and corporate performance	Closely align the interests of executive officers with those of our stockholders

To realize these objectives, we use a balance of compensation elements and benefits, which are summarized in the table below and discussed in detail under “Elements of Compensation Package.” The focus of our compensation program is on total direct compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation), with an explicit role for each element.

Purpose
Compensation Element	Market Competitiveness and Retention	Balance Short- and Long-Term Perspectives	Pay-for- Performance	Stockholder Alignment
Base Salary
Annual Cash Incentive
Equity Grants
Limited Perquisites and Other Personal Benefits
Potential Severance Benefits

The Compensation Committee considered each of our compensation objectives in determining the 2019 compensation of our NEOs, as discussed in greater detail below. We provide our NEOs with competitive annual cash compensation in the form of salary and annual incentives but believe that a majority of our NEO compensation should be earned through long-term, equity-based incentives. Our focus on long-term, equity-based incentives is appropriate because of the lengthy time period required to develop pharmaceutical products, as well as the time required for pharmaceutical products to obtain regulatory approval on a worldwide basis and to reach peak sales.

The Compensation Committee focuses on providing NEOs and other executive officers with competitive compensation based on a variety of factors, including the experience of the NEO, competitive market data and individual and corporate performance. Executive pay is not targeted to a specific market percentile. The Compensation Committee and the Board believe that this approach can efficiently set NEO compensation to appropriately compensate each individual based on his or her skill and performance and/or expected future contribution to the Company’s business, and the performance of the Company as a whole.

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Executive Compensation

In 2019, the compensation of our Chief Executive Officer, Mr. Bienaimé and the other NEOs consisted primarily of performance-based cash compensation and long-term incentives. For 2019, at risk, performance-based compensation (annual cash incentives and equity awards, measured at target achievement) accounted for 93% of the total direct compensation of our Chief Executive Officer and 90% of the average total direct compensation of our other NEOs. In addition, during 2019, 80% of the total direct compensation of our Chief Executive Officer and 80% of the average total direct compensation of our other NEOs was delivered through long-term incentives (stock option awards and RSUs).

CEO TOTAL COMPENSATION MIX IN 2019(1)

OTHER NEOs’ TOTAL COMPENSATION MIX IN 2019(1)(2)

(1)	Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table. The amounts under “All Other Compensation” in the “Summary Compensation Table” in this Proxy Statement are not represented in the chart because such amounts as a percentage of total compensation round down to zero. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.
(2)	Percentages are calculated based on the sum of all other NEOs’ compensation.

Compensation Adjustments

Each year, the Compensation Committee conducts a comprehensive analysis of the compensation program to ensure it provides competitive compensation necessary to attract and retain qualified executives, while focusing on the qualification and performance of individual executives and the performance of the Company as a whole. We generally review our compensation practices annually at several meetings of the Compensation Committee and the Board. To ensure independence and candid communication, the Compensation Committee regularly meets with the Compensation Consultant in executive sessions without management present.

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Peer Group Process

The Compensation Committee, with the support of the Compensation Consultant and management, reviews trends in biotechnology compensation practices and reviews and approves the list of peer companies used in the later stages of the process. The Compensation Committee seeks input from management and the Compensation Consultant to ensure the peer group is consistent with our current business model. The Compensation Committee evaluates the criteria used in establishing the peer group to ensure that it appropriately represents the companies competing with us to attract and retain the best employees, which are necessary to drive long-term stockholder value.

The list of peer group companies is based on various factors including size, market capitalization, development stage, product revenue and product focus. The peer group used to set executive compensation for 2019 (the 2019 Peer Group) included commercial biotechnology and specialty pharmaceutical companies with the following features:

business models with a therapeutic focus and development stage product candidates	revenue generally between $1.0 billion and $5.0 billion	located predominantly in major biotechnology centers

The Compensation Committee sets the ranges for the criteria to ensure that it will capture a broad set of companies. The Compensation Committee believes that this provides the best long-term trend data and minimizes year-to-year changes caused by excessive numbers of companies being added or removed due to acquisitions or product successes or failures or other major corporate events. The following table presents the companies that make up the 2019 Peer Group, which has remained unchanged since 2016 (other than the elimination of Medivation, Inc., which was acquired by Pfizer Inc. in 2016).

Alexion Pharmaceuticals, Inc.	Incyte Corporation	Seattle Genetics, Inc.
Alkermes plc	Ionis Pharmaceuticals	Shire plc
Alnylam Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc	United Therapeutics Corporation
Endo International plc.	Regeneron Pharmaceuticals, Inc.	Vertex Pharmaceuticals Incorporated

The Compensation Committee deliberately did not include in the 2019 Peer Group any companies outside the biotechnology and specialty pharmaceutical industries, such as contract research organizations and scientific instrument and materials manufacturing and testing companies. Those companies were excluded for the following reasons:

their business models are very different from biotechnology companies like BioMarin	they lack the growth and risk profiles of companies in the biotechnology and specialty pharmaceutical industries	they do not share common financial and operational characteristics of biopharmaceutical companies (for example, high gross margins and significant R&D expenses)

As shown below, when comparing BioMarin against the companies making up its 2019 Peer Group (using data as of December 31, 2019), our number of employees falls between the median and the 75th percentile, our revenue falls between the 25th percentile and median, our market capitalization is approximately at the median, our total shareholder return (TSR) over the most recent 1 year is between the 25th percentile and the median and our TSR over the most recent 3 and 5 years is approximately at the median.

	Employees	Revenue (in millions)	Market Capitalization (in millions)	1-Year TSR	3-Year TSR (annualized)	5-Year TSR (annualized)
75th Percentile	3,150	$4,784	$36,770	36%	25%	9%
50th Percentile (Median)	1,928	$2,160	$15,824	16%	2%	-1%
25th Percentile	1,356	$1,135	$5,010	-14%	-12%	-9%
BioMarin	3,001	$1,704	$15,187	-1%	1%	-1%
BioMarin Percentile Rank	62%	41%	49%	30%	46%	49%

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The Compensation Committee also reviews the compensation levels and disclosed program design for executives of Amgen, Inc., Biogen Inc., Celgene Corporation, and Gilead Sciences, Inc., as we regularly compete with these companies for employees, particularly for senior positions. However, we generally do not use compensation data from these companies in making pay decisions that directly impact the Chief Executive Officer or other NEO positions because these companies’ revenues and market capitalizations are significantly higher than BioMarin’s.

After the list of peer companies is approved, management presents the Compensation Committee with recommendations regarding proposed adjustments to compensation elements and a variety of supporting data, including compensation information from the peer group and the Radford Global Life Sciences Compensation survey and additional survey sources from the Compensation Consultant. This is presented individually for each executive officer, including the NEOs, and based on classes of positions for all other employees. Management and the Compensation Consultant each include significant supporting data with the presentation. These recommendations are discussed with and without management present and are discussed with the Compensation Consultant. The Compensation Committee then determines what, if any, adjustments to the compensation elements are appropriate for employees other than the Chief Executive Officer.

The Compensation Committee also reviews market information provided by the Compensation Consultant, considers the Chief Executive Officer’s performance and experience and makes recommendations for adjustments to the Chief Executive Officer’s compensation. These discussions are conducted in executive sessions without involvement by management. The Compensation Committee then presents the recommendations for the Chief Executive Officer to the Board for consideration and approval. The Board must approve each of the Chief Executive Officer’s individual compensation elements.

Elements of 2019 Compensation

Our executive compensation program consists of the following three principal components:

Base Salary	Annual Cash Incentive	Equity Grants

Base salary rates are reviewed each year based on each executive’s responsibilities, individual performance, achievement of corporate goals and a review of competitive salary and total compensation data.

The annual cash incentive program is based on achievement of corporate goals and an individual performance assessment. The details of the performance goals are discussed below.

Equity grants serve as long-term incentives to ensure that a portion of executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of stockholders.

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Executive Compensation

The Compensation Committee establishes a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives as described above. Generally, the percentage of compensation at risk, either in the form of annual cash incentive or equity compensation, is higher for more senior employees than for those with more limited responsibility, with our executive officers having the highest percentage of their total compensation at risk and allocated to equity compensation. We believe this is appropriate as the more senior employees have more influence over whether we achieve our strategic imperatives and long-term goals. In early 2019, we continued our move to enhance the link between pay and performance by increasing the proportion of performance-based equity we grant from 30% to 50% of the total equity grants for our NEOs, as shown in the graph below.

2014 TO 2019: INCREASING NEO PERFORMANCE-BASED EQUITY AWARDS

Base Salary

General Principles

We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services during the year. Base salaries for our NEOs are intended to be competitive with those of other individuals in similar positions at the companies with which we compete for talent, taking into consideration that certain of our executive officers have differing scopes of responsibilities than the market data positions. Base salaries are initially based on the job profile, individual experience, skills and expected contributions, the Compensation Committee’s understanding of what executives in similar positions at other peer companies are paid and negotiations with certain executives during the hiring process.

The base salary of each NEO is reviewed annually and may be adjusted to reflect market conditions, the NEO’s performance during the prior year, the financial position of the Company and any change in scope of an NEO’s responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Merit-based increases in base salary for all of our executive officers, other than our Chief Executive Officer, are approved by the Compensation Committee based on a recommendation from the Chief Executive Officer. Any merit-based increase in base salary for our Chief Executive Officer is approved by the Board and based on an assessment of his performance and a recommendation by the Compensation Committee and a review by the Compensation Committee of the base salary of chief executive officers in our peer group.

2019 and 2020 Salaries

In reviewing our 2018 performance and its impact on salary increases in 2019, the Compensation Committee considered the following: efforts in advancing our development programs, particularly our achievements in gaining regulatory approval of Palynziq in the U.S., advancing valoctocogene roxaparvovec, vosoritide and our continued revenue growth and expense control. The Compensation Committee also considered budget constraints as we continue to aggressively invest our cash flow from operations into our

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development programs, and the competitive market for recruiting and retaining top talent in our industry. Each NEO is also individually evaluated based on tenure, performance and other factors specific to the NEO. Based on the Company’s 2018 performance, in December 2018, the Board and Compensation Committee approved the 2019 salary adjustments for our NEOs as shown below, which became effective in March 2019.

In addition, based on the Company’s strong 2019 performance as outlined in “2019 Business Highlights” above, including achieving over $1.7 billion in total revenues, increasing non-GAAP income(1) and narrowing GAAP loss, gaining regulatory approval of Palynziq in the EU, and achieving product development milestones, the Compensation Committee approved the 2020 salary adjustments shown below, which became effective in March 2020.

	2020 Salary Adjustments Effective March 2020				2019 Salary Adjustments Effective March 2019
Name	2020 Salary($)		Increase from 2019		2019 Salary($)	Increase from 2018
Jean-Jacques Bienaimé
Chief Executive Officer	1,260,000		4.1%		1,210,000	4.3%
Daniel Spiegelman
Former Executive Vice President and Chief Financial Officer	N/A	(2)	N/A	(2)	625,000	4.2%
Jeff Ajer
Executive Vice President, Chief Commercial Officer	610,000		4.3%		585,000	4.5%
Robert Baffi
President, Global Manufacturing & Technical Operations	620,000		6.0%		585,000	4.5%
Henry Fuchs
President, Worldwide Research & Development	750,000		7.1%		700,000	3.7%
(1)	For 2018 and 2019, we define non-GAAP Income as reported GAAP Net Income (Loss), excluding net interest expense, provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, contingent consideration expense and gain on sale of intangible assets.
(2)	On February 3, 2020, the Company announced that Mr. Spiegelman had stepped down as Executive Vice President and Chief Financial Officer, effective January 29, 2020.

Annual Cash Incentive

General Principles and the 2019 Program

We maintain a company-wide annual cash incentive program under which awards are generally based on corporate and individual performance. Our program has one annual cash incentive pool, so we do not separately fund formal corporate and individual performance pools. We believe this allows for more managerial discretion in determining annual cash incentives company-wide and encourages employees at all levels to focus on achieving corporate goals. The Compensation Committee’s assessment of achievement of the corporate goals determines the funding of the one cash incentive pool. The annual cash incentive is paid in the first quarter of each year, based on the Company’s and each employee’s performance in the prior year.

The annual cash incentive program, including corporate goals and target payouts by level, is generally reviewed and approved by the full Board in December at the time the Board considers the budget for the following year. The goals are prepared in an interactive process in which the Compensation Committee works with the Chief Executive Officer and other members of management to develop corporate performance goals that are set at levels that the Compensation Committee believes management can reasonably achieve if we, as a whole, execute on our business plan. The corporate goals are designed to reward specific activities that the Board and Compensation Committee believe will enhance long-term stockholder value by providing a foundation that will enable us to realize our long-term strategic plan. In setting these goals, the Compensation Committee seeks to provide appropriate annual incentives to achieve operational goals that directly support our longer-term goals of commercialization of new products and our long-term profitability. We feel that this type of structure motivates executives to challenge their teams to not only meet but exceed goals that ultimately create value for our stockholders. However, because many of the goals, particularly the development goals, are tied to activities intended to enhance long-term stockholder value, the achievement of any particular goal may not have a meaningful impact on our valuation during the cash incentive year.

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Executive Compensation

As in previous years, the cash incentive pool was determined by two main categories of corporate performance, achievement of financial goals and achievement of goals for our development programs during the measurement year. Each year, we determine the allocation of the target annual cash incentive between financial goals and development goals while recognizing that current and future stockholder value is dependent on the success of each element of our business, but that over the one-year performance period of the annual cash incentive program, one aspect may be more important than the other. In recognition of the importance of our clinical programs, we allocated the annual cash incentive 40% to financial goals and 60% to development goals, which is the same allocation used in 2018. We continued to include a feature that we added in 2015: the opportunity for an extra 0-20% of weighting for goal achievement for value-creating activities, such as strategic acquisitions and divestitures, which would be awardable only if at least 80% of the financial and development goals were achieved. Accordingly, the total possible weighting of performance goals for the 2019 cash incentive equaled 120%, the same as in 2018.

Financial Goals

With respect to the financial goals, the revenue goal payout for the annual cash incentive program was based on an accelerated scale, as in 2018, to emphasize the importance of revenue growth to the Company, to recognize the difficulty in exceeding the sales revenue goal and to be consistent with many of our peers. To incentivize cost control, progress toward GAAP profitability, and increased non-GAAP profitability, the R&D expense and SG&A expense goal payout was based on an accelerated scale instead of the traditional sliding scale used before 2017. The threshold funding level remained at 50% (previously lowered from 70% in 2016) and the maximum funding level remained at 200% in 2019 (previously increased from 150% in 2016) to remain competitive with peer company practices and serve as a valuable incentive for employees and tool for recruitment and retention. See the table below for details on the payout scales for the financial goals.

Financial Goal	Threshold Achievement Level	Threshold Funding %	Target Achievement Level	Target Funding %	Maximum Achievement Level	Maximum Funding %
Managed Sales Revenue(1) of $1,566 million	Revenue at least 75% of Target	50%	Revenue 100% of Target	100%	Revenue of 125% of Target	200%
R&D and SG&A Expenses(2) of $1,200 million	Expenses no more than 110% of Target	80%	Expenses 100% of Target	100%	Expenses of 80% Below Target	200%
(1)	2019 Managed Sales Revenue is based on total net product revenue calculated in accordance with U.S. GAAP, except that it excludes net product revenue attributable to Aldurazyme. (Revenue attributable to Aldurazyme is excluded because the product is commercialized by Genzyme Corporation (Genzyme), a wholly owned subsidiary of Sanofi S.A. (Sanofi), under a collaboration agreement with the Company. For further discussion regarding our collaboration with Genzyme, see “Major Commercial Products—Aldurazyme” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.) The calculation of the actual result for the financial goals used the same foreign currency exchange rates used for developing such goals.
(2)	The 2019 R&D and SG&A Expenses are calculated in accordance with U.S. GAAP, except that they exclude the annual cash incentive program and stock-based compensation expenses. The calculation of the actual result for the financial goals used the same foreign currency exchange rates used for developing such goals.

Development Goals

With respect to development goals (e.g., goals related to clinical and preclinical programs), the Board determines broad program expectations for our primary programs in the first quarter of the year and annual cash incentive weighting for each program. The broad goals may include, for example, timing of initiation or completion of clinical trials, achieving specific enrollment goals, completing filings or other milestones with the FDA or similar regulatory agencies, achieving manufacturing targets, completing research programs, and similar events. We have not disclosed the specific program expectations as they are based on various strategic elements, each of which is confidential. The Compensation Committee has determined that disclosure of the goals could result in competitive harm to us. At the time the development goals are set, the Compensation Committee establishes the target levels for each of the goals to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance.

In January, the Compensation Committee reviews the prior year development programs and determines an annual cash incentive payout attributable to that aspect of our business. In making the determination, the Compensation Committee assesses each program individually and its total impact on the Company. The factors the Compensation Committee considers in evaluating the achievement of each development goal include:

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●	our effectiveness in advancing the development of a program and our portfolio as a whole;
●	our effectiveness in adapting to new data generated or other changes to the assumptions implementing the original development plan; and
●	the overall value created by the development efforts.

Based on this assessment, the Compensation Committee determines a percentage payout attributable to our development efforts. Similar to the financial goals, the performance rating can be up to 200% of target. However, if the Compensation Committee determines that the development performance does not meet a minimum achievement level, no annual cash incentive associated with the development programs will be paid. Notwithstanding the calculated annual cash incentive amount, the Compensation Committee has discretion to modify payouts for any particular goal or annual cash incentive pool in total as it deems appropriate based on factors such as the actual impact of development efforts in enhancing long-term stockholder value.

We believe this process provides the greatest incentive to management and all employees to maximize the value of our development efforts and adapt to changing circumstances dictated by data generated, corporate development activities or other events. In the past, we have used firm goals established at the beginning of a year, but the Compensation Committee believes that firm goals may not appropriately recognize the fluid nature of drug development and could lead to unintended consequences. For example, if scientific findings suggest that it would be in the best interest of the Company to terminate a program, the goal related to that program may be removed and other program goals may be substituted.

The table below describes our financial, development and value-creating activities goals for the cash incentive for 2019 and our actual performance against those goals. During our stockholder outreach in recent years, some investors requested we provide greater detail regarding the development goals for each clinical and pre-clinical program underlying the annual cash incentive program. As a result of such feedback, below we have provided significantly more detail regarding the development goals than we have historically provided.

2019 PROGRAM GOALS AND RESULTS

Goal	Weight (% of Target Incentive)	Actual Result		Pool Contribution(1) (%)
Financial Goals
Managed Sales Revenue of $1,360 million(2)	30%	$1,573 million		30.7%
R&D and SG&A Expenses of $1,042 million(3)	10%	$1,153 million		12.0%
Sub-Total (Financial Goals)	40%			42.7%
Development Goals
Near-Term Value Drivers
Valoctocogene roxaparvovec: submit marketing authorizations	20%	Exceeded goal		–
in the U.S. or Europe
Vosoritide: announce top line data from Phase 3 study	15%	Exceeded goal		–
Palynziq: achieve regulatory review milestones	10%	Exceeded goal		–
Mid-Term Value Drivers:
BMN 307: achieve regulatory submission milestones	10%	Exceeded goal		–
BMN 250 and 290: determine paths forward for programs;	5%	Exceeded goal		–
strategically reposition programs
Other:
Value-Creating Activities	20%	Included	(4)	–
Sub-Total (Development Goals)	80%			117.3	%(5)
Total (Financial and Development Goals)	120%			160.0%
(1)	Based on actual results.

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(2)	2019 Managed Sales Revenue is based on total net product revenue calculated in accordance with U.S. GAAP, except that it excludes net product revenue attributable to Aldurazyme. (Revenue attributable to Aldurazyme is excluded because the product is commercialized by Genzyme, a wholly owned subsidiary of Sanofi, under a collaboration agreement with the Company. For further discussion regarding our collaboration with Genzyme, see “Major Commercial Products—Aldurazyme” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.) The calculation of the actual result for the financial goals used the same foreign currency exchange rates used for developing such goals.
(3)	The 2019 R&D and SG&A Expenses are calculated in accordance with U.S. GAAP, except that they exclude the annual cash incentive program and stock-based compensation expenses. The calculation of the actual result for the financial goals used the same foreign currency exchange rates used for developing such goals.
(4)	The Compensation Committee included a pool contribution for value-creating activities to recognize the extraordinary efforts behind our out-license of rights to Firdapse in Japan, out-license of certain pre-clinical development programs, identification and selection of BMN 331 as our newest product candidate for a potential Investigational New Drug application submission, sale of Firdapse and in-licensing of technologies.
(5)	The Compensation Committee set the pool contribution for all development goals, including value-creating activities, at 117.3%, which was within the calculated range of 107.5% to 135%. Recognizing that within the calculated range, the success of the development programs as a whole is based on both the actions of the Company and external factors outside of the Company’s control, the Compensation Committee determined that setting a total pool contribution amount, rather than setting contribution amounts for each goal, was appropriate.

Based on the results described above, the Compensation Committee determined to fund the annual cash incentive pool at 160% of target.

The 2019 cash incentive targets for each NEO expressed as a percentage of base salary is determined by the employee’s position and set forth in the table below. The 2019 target percentages for all NEOs were unchanged from our disclosure in the Company’s previous proxy statement, except that in June 2019 the Compensation Committee increased Dr. Baffi’s target percentage from 60% to 65% in connection with his promotion to President of Global Manufacturing and Technical Operations in June 2019. The target amounts for the NEOs for 2019 cash incentives (which were paid in March 2020) are set forth in the table below. The Compensation Committee allocated the standard annual cash incentive pool performance funding level of 160% to all the NEOs, other than Dr. Fuchs. The Compensation Committee believed that matching the corporate funding level was appropriate as these more senior employees had direct influence over whether we achieved company-wide strategic imperatives and long-term goals tied to the annual cash incentive program. The Compensation Committee allocated Dr. Fuchs an additional 22% funding level, or a 182% total funding level, to reward him for exceptional performance in 2019, including his instrumental roles in the Company obtaining European Commission approval of Palynziq, progress made on the valoctocogene roxaparvovec and vosoritide clinical programs, submission of marketing applications for valoctocogene roxaparvovec in the U.S. and the EU and identification and selection of BMN 331 as our newest product candidate for a potential Investigational New Drug application submission. The specific cash incentive amount paid to each NEO for 2019 is set forth below and in the “Summary Compensation Table” in this Proxy Statement.

Name and Principal Position	2019 Cash Incentive Target (% of base salary)	2019 Individual Performance Funding Level	2019 Cash Incentive Amount ($)
Jean-Jacques Bienaimé
Chief Executive Officer	120%	160%	2,323,200
Daniel Spiegelman
Former Executive Vice President and Chief Financial Officer	60%	160%	600,000
Jeff Ajer
Executive Vice President, Chief Commercial Officer	60%	160%	561,500
Robert Baffi
Executive Vice President, Technical Operations	65%	160%	608,400
Henry Fuchs
President, Worldwide Research & Development	65%	182%	828,000

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2020 Program

In February 2020, the Compensation Committee evaluated the annual cash incentive targets for the cash incentive opportunity for our NEOs for 2020, which is payable in early 2021. Based on the review, the Compensation Committee determined to maintain the current annual cash incentive target percentages for all NEOs. The Compensation Committee believes that the annual cash incentive opportunities for each of the NEOs continue to be appropriate based on a combination of the relative experience and tenure of each NEO, as well as each NEO’s position within the Company and compensation practices within our industry.

Equity Compensation

The determination as to whether an employee receives an equity award as part of the Company-wide annual employee equity grant, and the amount of any such award, depends on the employee’s performance and level. Also, to be eligible for an annual equity award, an employee must have been employed by the first Monday in October of the previous year. We grant equity awards to virtually all newly hired employees, mainly in the form of RSUs below the vice president level and a mix of RSUs and options for vice presidents and above. Grants for new hires, with the exception of grants for executive officers reporting directly to the Chief Executive Officer, are approved by the Chief Executive Officer, subject to guidelines approved by the Compensation Committee. The guidelines are based primarily on competitive equity grant practices in our industry and market data. All other grants are approved by the Compensation Committee or the full Board.

2019 Annual Grant

The annual grant in 2019 was made in March 2019 to coincide with employees’ year-end performance reviews and other compensation changes (base salary adjustment and annual cash incentive). Details regarding equity awards granted to the NEOs in March 2019 is set forth in the “Grants of Plan-Based Awards” table in this Proxy Statement.

Stock options have an exercise price equal to 100% of the fair value of our common stock (the closing price of our common stock on the Nasdaq Global Select Market) on the date of grant. They have value only to the extent that the market price of our common stock increases after the grant date.

Rapid Increase of Proportion of Performance-Based Awards

To better align the interests of our executive officers with those of our stockholders, the Compensation Committee has allocated an increasing portion of each NEO’s annual equity grants to performance-based awards since 2015. The allocation among three forms of equity awards (stock options, service-based RSUs and performance-based RSUs) was based on the Black-Scholes valuation model using a trailing average closing price of our common stock. For 2018 and 2017, the allocation was 40% stock options, 30% service-based RSUs, and 30% performance-based RSUs. This represents an increase in performance-based awards from the 2016 and 2015 equity grants of 25% and 20%, respectively in the form of performance-based RSUs. As discussed above, starting with the equity grants made in March 2019, we rapidly shifted the proportion of performance-based RSUs as a percentage of total long-term equity compensation. As reflected in the chart below, now 50% of long-term equity compensation is denominated in performance-based RSUs, up from 30% in the prior year.

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INCREASING NEO PERFORMANCE-BASED EQUITY AWARDS FROM 2015 TO 2019

20% -> 50% Increasing proportion of performance-based awards better aligns the interests of our executive officers with those of our stockholders

Performance-Based RSUs

To further align executive compensation with stockholder experience, we introduced a new type of performance-based RSUs for the March 2019 equity grant. These awards are earned based on total shareholder return compared to the performance of companies that make up the Nasdaq Biotechnology Index over the three-year period of 2019 through 2021. This new type of performance-based RSUs made up 50% of the total performance-based RSUs granted in March 2019. The other 50% was granted in the form we have used since 2015, using a 2019 revenue target performance condition. Under the terms of these awards, the number of performance-based RSUs earned is calculated by multiplying the target number of performance-based RSUs by a revenue multiplier.

The multiplier for the total shareholder return performance-based RSUs granted in March 2019 will be determined based on the Company’s performance during 2019 through 2021, measured as a percentile compared to the aggregate performance of companies over the same period that made up the Nasdaq Biotechnology Index as of January 1, 2019 (with no changes to the comparator group during the performance period other than removing and not replacing any delisted or suspended companies). The multiplier used to determine the number of earned RSUs could range between 50% and 200%, with a threshold achievement level at the 25th percentile required for earning any RSUs and a ceiling achievement level at the 75th percentile. If BioMarin’s performance is above the 50th percentile but the Company’s total shareholder return is negative on an absolute basis over the three-year performance period, then the multiplier is capped at 100%. The total shareholder return performance-based RSUs vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.

For the revenue performance-based RSUs granted in March 2019, the revenue target was $1.566 million of managed revenues (defined as the Company’s net product revenues, excluding net revenues attributable to Aldurazyme, and determined using fixed foreign currency exchange rates). (Revenue attributable to Aldurazyme is excluded because the product is commercialized by Genzyme, a wholly owned subsidiary of Sanofi, under a collaboration agreement with the Company. For further discussion regarding our collaboration with Genzyme, see “Major Commercial Products—Aldurazyme” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.) The revenue multiplier was determined based on the Company’s performance against the revenue target, which could range between 50% and 200%, with a threshold achievement level of 75% of target required for earning any RSUs and a ceiling achievement level of 125% of target. Based on the Company’s actual 2019 performance against the 2019 revenue target, the Company applied a multiplier of 102% to the target number of performance-based RSUs to determine the number of performance-based RSUs earned in 2019. The earned performance-based RSUs are subject to vesting at the rate of one-third on the anniversary of the grant date and one-third each anniversary of the grant date thereafter during the recipient’s continued service.

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Full Transition to Three-Year Performance Period

As discussed above, beginning with the equity grants made in March 2020, 100% of performance-based RSUs will be earned based on the Company’s performance over a three-year period.

Phase-Out of Revenue-Based Awards

Also starting with the March 2020 grant, the performance-based RSUs that are earned based on revenue achievement (making up 50% of the total performance-based RSUs granted in March 2019) were phased out completely and replaced with awards that will be earned based on other metrics intended to increase stockholder value: profitability (non-GAAP Income) and strategic corporate goals (product regulatory filings and approvals). The awards based on total shareholder return, as described above, continued to make up 50% of the total performance-based RSUs granted in March 2020.

Service-Based RSUs

The service-based RSUs awarded in March 2019 are subject to a four-year service period, which is the same vesting schedule for service-based RSUs awarded as part of annual equity grants in recent years.

In June 2019, the Company awarded Mr. Ajer and Dr. Baffi special retention grants of service-based RSUs. The Compensation Committee made the special grant to Mr. Ajer to recognize his extraordinary efforts supporting the commercial launch of Palynziq, among other accomplishments, and incentivize him to remain with the Company to support key, upcoming commercial initiatives. The Compensation Committee made the special grant to Dr. Baffi to recognize his extraordinary efforts supporting the production of Palynziq for commercial use, among other accomplishments, and incentivize him to remain with the Company to support key, upcoming technical operations initiatives. Mr. Ajer’s June 2019 grant of service-based RSUs vests in full on the third anniversary of the grant date, and Dr. Baffi’s vests in full on the second anniversary of the grant date, in each case, subject to the recipient’s continued service on the respective vesting date.

Stock Options

Stock options granted to the NEOs in 2019 vest over four years, which is the same vesting schedule for stock options awarded as part of annual equity grants in recent years. We believe stock options further emphasize the pay-for-performance link and that the four-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term.

Compensation Committee Considerations

The equity compensation granted to the NEOs in March 2019 was determined based on a number of factors. The Compensation Committee gave particular consideration to our performance, and also considered equity grants of the 2019 Peer Group based on a Black-Scholes valuation and data from the Radford Life Sciences survey and the Compensation Consultant. For a discussion of assumptions used in calculating the Black-Scholes valuation see Note 16 to our financial statements for the year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.

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In determining the allocation of stock options and RSUs (service-based and performance-based), the Compensation Committee considered a variety of factors, including the effect on the total number of shares to be issued under our equity plan, peer group practices and the comparative value of stock options and RSUs. Overall, the Compensation Committee sought to set equity compensation to be competitive in the market to retain the talent that the Company needs. The considerations in differentiating grants among the NEOs were principally level of responsibility and experience. The Committee also considered:

●	historic grants;
●	retention value;
●	level of responsibility;
●	experience of individual;
●	individual contribution; and
●	expected future contribution.

We have reviewed our historical stock option grant practices to consider if the stock options were properly dated. Based on such review, we believe that all stock options were issued on the date approved by the Board or a properly authorized committee and that the exercise price for each stock option issued since the date of our initial public offering was the closing price of our common stock on the date of issuance, unless the stock option grant specifically approved a different price in accordance with the terms of the applicable stock option plan pursuant to which such stock option was granted.

Other Benefits and Perquisites

We provide a comprehensive benefits package, including health insurance, dental insurance, life insurance, disability insurance, a 401(k) matching program, and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Code. These benefits are generally available to all employees, including our NEOs. The 401(k) matching program matches 100% of an employee’s contribution up to the lesser of 6% of his or her annual salary or the IRS compensation limit, with immediate vesting of all 401(k) matches.

We provide our NEOs, along with other officers, a limited number of perquisites. The specific perquisite amounts for each NEO for 2017, 2018 and 2019 are set forth under “All Other Compensation” in the “Summary Compensation Table” in this Proxy Statement.

An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

We provide perquisites, including the following, to our NEOs:

●	Sporting and Event Tickets. We purchase season and other tickets to sporting, cultural and other events. When these tickets are provided to executives (including our NEOs) for personal use, the value of the tickets is included in their compensation. These tickets are not used for the entertainment of healthcare professionals.
●	Reimbursement for Financial and Tax Planning and Preparation Services. We reimburse our executive officers, including our NEOs, for personal financial planning and tax preparation. The benefit is limited to $5,000 annually for our Chief Executive Officer, $3,500 annually for Senior Vice Presidents and Executive Vice Presidents and $2,500 annually for all other Vice Presidents and is taxable to the executive. The perquisite is intended to encourage and assist our executives to engage knowledgeable experts to assist with financial and tax planning.
●	Life Insurance. In accordance with the terms of our employment agreement with Mr. Bienaimé, as amended and restated on December 13, 2017, we provide Mr. Bienaimé with a fully paid, whole life insurance policy with a stated death benefit of $500,000. This benefit is taxable to Mr. Bienaimé. In addition, we provide Mr. Bienaimé with term life insurance coverage generally provided to all employees with a death benefit up to two times an employee’s salary. (Mr. Bienaimé’s death benefit is subject to a $1,000,000 cap; all other employees are subject to a $600,000 cap.)
●	Health Assessments. We offer our executive officers, including our NEOs, annual comprehensive health assessments at a local medical facility. The non-taxable perquisite is intended to encourage our executives to engage knowledgeable experts to assist with their health and well-being.
●	Financial Guidance. We offer our executive officers, including our NEOs, integrated financial counseling with a financial advisor. The taxable perquisite is intended to encourage our executives to engage knowledgeable experts to assist with their personal financial planning.

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Executive Compensation

We also offer our executive officers severance benefits. See the “Post-Employment Obligations” section below.

Nonqualified Deferred Compensation

Our NEOs, other members of management, and other highly-compensated employees are eligible to enroll in our Nonqualified Deferred Compensation Plan under which they may elect to defer up to 100% of RSU awards and up to 50% of salary and annual cash incentive awards, in each case subject to limitations to allow us to make necessary withholding payments, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. See the table within the “Nonqualified Deferred Compensation Plan” section of this Proxy Statement for detailed information regarding the account balances for each NEO.

Post-Employment Obligations

We have employment agreements with all of our executive officers (including all of our NEOs) that provide severance benefits if an executive terminates employment with us for a good reason specified in the employment agreement (e.g., a change in work location of more than a specified distance from the previous location) or if the executive is terminated without cause or in connection with a corporate transaction or change in control. See the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement for a more detailed discussion of the terms of these arrangements and the amounts payable to our NEOs under them.

We believe that these arrangements enhance retention in the face of the disruptive impact of a highly competitive industry and any possible change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.

No post-employment benefits are payable to our NEOs under their employment agreements if their termination is for cause, for a voluntary resignation (other than as set forth above), retirement or due to death (except for a fully paid whole life insurance policy with a stated death benefit of $500,000 maintained for Mr. Bienaimé).

To remain competitive with peer company practices and serve as a valuable benefit for employee recruitment and retention, in June 2015 the Board adopted a policy for the acceleration of equity awards upon the death of an employee (including our NEOs). Upon the death of an employee, all the employee’s unvested equity awards with time-based vesting vest in full and all unvested equity awards with performance-based vesting vest in full as if the target values had been achieved, and such awards remain exercisable for one year after death. As of December 31, 2019, each of our NEOs was eligible for this benefit.

To reward long-standing service to the Company, in December 2016, we clarified the scope of the Retirement Benefit for Directors and Senior Officers by amending it so that directors and officers with a title of “Vice President” or above who have a combined age and total term of employment (or service as director) of at least 65 years at the time of terminating service to the company for any reason other than cause are permitted to exercise all their stock options that were both vested and outstanding as of the date of termination of service through the term of their stock options, as if their service were continuing. As of December 31, 2019, all of the NEOs were eligible for this benefit.

Furthermore, in December 2016, the Compensation Committee approved a new retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but specifically excluding the Chief Executive Officer. The retirement benefit provides that, upon a senior executive’s attainment of age 64 and completion of at least five years of service with the Company, (i) the executive’s then-unvested RSUs and (ii) RSU grants and non-qualified stock option award grants made after adoption of the retirement benefit (except award grants made pursuant to award agreements that specifically exclude the retirement benefit), whether time-based or performance-based, will continue to vest according to their terms, whether or not the executive’s service is continuing; provided, however, that the executive’s service is not terminated for cause. As of December 31, 2019, Dr. Baffi was the only NEO eligible for this benefit.

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Our Decision-Making Process

The Compensation Committee supervises the implementation of our compensation philosophy. The Compensation Committee charter requires that the Compensation Committee meet when deemed necessary or desirable by the Compensation Committee or its Chair, generally at least four times per year. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer, head of Human Resources, General Counsel and the Compensation Consultant. The Compensation Committee meets regularly in executive session. However, Mr. Bienaimé, our Chief Executive Officer, Mr. Davis, our Executive Vice President, General Counsel and Secretary, and Ms. Amy Wireman, our Senior Vice President, Human Resources, in addition to the Compensation Consultant, regularly attend portions of the Compensation Committee meetings to provide analysis and information to assist the Compensation Committee with its recommendations on various human resources and compensation matters. The members of management generally do not participate in the executive sessions of the Compensation Committee unless invited by the Compensation Committee to provide specific information during closed session. No individual member of management is present for votes related to such individual’s compensation.

Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth above in the “Information Regarding Committees of the Board of Directors” section of this Proxy Statement and detailed in the charter of the Compensation Committee. The full text of the Compensation Committee Charter, as amended in June 2016, can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The composition of the Compensation Committee is determined by our Board, after a recommendation by the CGN Committee.

Compensation Consultant

The Compensation Committee is authorized to select and retain independent advisors and counsel to assist in carrying out its duties and responsibilities. The Company provides appropriate funding to the Compensation Committee to do so. The Compensation Consultant reports directly to the Compensation Committee, which retains sole authority to direct the work and employ the Compensation Consultant. The Compensation Committee regularly reviews the services provided by the Compensation Consultant and believes that the engagement was consistent with Nasdaq listing standards and does not raise any conflicts of interest. The Compensation Committee continues to monitor the independence of its Compensation Consultant on a periodic basis.

Since August 2016, Mercer LLC has served as the Compensation Consultant to the Compensation Committee. The Compensation Consultant conducts analyses and provides advice on, among other things, the appropriate peer group, executive compensation for our Chief Executive Officer and other executive officers, equity compensation, and compensation trends in the biotechnology industry. As part of its analysis, the Compensation Consultant collects and analyzes compensation information from a comparative group of biotechnology companies or “peer group” approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually, to ensure that it appropriately represents the companies competing with us to attract and retain talent and represents a sufficiently broad group to provide meaningful data trends across multiple years. The Compensation Committee seeks input from management in addition to the Compensation Consultant to ensure the peer group is consistent with our current business model. The peer group used for 2019 is discussed below.

In March 2020, the Compensation Consultant affirmed to the Compensation Committee that the total fees paid to it by BioMarin do not represent a significant concentration of its revenue for its most recent fiscal year, that it had policies in place to mitigate conflicts of interest, that it was not aware of any business or personal relationships between the members of its consulting team serving BioMarin and any member of the Compensation Committee, that it was not aware of any member of its consulting team serving BioMarin owning any stock of BioMarin, and that it is not aware of any business or personal relationships between the Compensation Consultant or the Company’s executive officers. The total dollar amount of services that the Compensation Consultant provided to BioMarin in 2019 was $1,106,305, of which approximately $316,059 was paid in connection with executive and director remuneration services and approximately $790,246 was paid in connection with health and benefit consulting services. In addition, for this same period, fees paid to the Compensation Consultant’s sister company Marsh approximated $294,261, which was paid in connection with insurance brokerage services. The Compensation Committee has reviewed the level of services provided to BioMarin by the Compensation Consultant and does not believe the services give rise to a conflict or compromise the Compensation Consultant’s independence in advising the compensation committee.

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Executive Compensation

Accounting and Tax Considerations

Nonqualified Deferred Compensation—On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A that changed the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of our nonqualified deferred compensation arrangements is provided below under the “Nonqualified Deferred Compensation Plan” section of this Proxy Statement.

Accounting for Stock-Based Compensation—Stock-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which requires us to estimate and record an expense for each equity award over the vesting period of the award. For assumptions used in determining these values, see Note 16 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020. Generally, the Compensation Committee does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation; however, it has considered and approved and may in the future consider the grant of alternative equity incentives to our NEOs in lieu of stock option grants in light of the accounting impact of FASB ASC Topic 718 with respect to stock option grants and other considerations.

Section 162(m)—Section 162(m) of the Code (Section 162(m)) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. In connection with 2017 tax reform legislation, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” was repealed, such that compensation paid to our “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain “grandfathered” arrangements in place as of and not modified after November 2, 2017. We intend to continue to monitor and review related guidance from the Internal Revenue Service as it becomes available, including the proposed regulations under Section 162(m). In determining the form and amount of compensation for our NEOs, the Compensation Committee may continue to consider all elements of the cost of such compensation. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Executive Officer Stock Ownership Guidelines

To preserve the link between the interests of executives and those of stockholders, the Compensation Committee and the Board established stock ownership guidelines for our executives. See the “Director and Officer Stock Ownership Guidelines” section of this Proxy Statement for a more detailed discussion of our stock ownership guidelines.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained herein with management, and based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into BioMarin’s Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted on April 3, 2020 by the members of the Compensation Committee of the Board of Directors:

Michael Grey, Chair
Robert J. Hombach
Alan J. Lewis, Ph.D.
David E.I. Pyott, M.D. (Hon.)

(1)	The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of BioMarin under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation Tables

Summary Compensation Table

The following table discloses compensation awarded to, earned by or paid to the following persons during 2019, 2018 and 2017: (i) Jean-Jacques Bienaimé, our Chief Executive Officer; (ii) Daniel Spiegelman, our former Chief Financial Officer; and (iii) Jeff Ajer, Robert A. Baffi, Ph.D. and Henry J. Fuchs, M.D., the three most highly-compensated officers other than the Chief Executive Officer and former Chief Financial Officer who were serving as officers at the end of fiscal year 2019 and whose salary and bonus exceeded $100,000. These individuals are referred to throughout this Proxy Statement as the “Named Executive Officers” or NEOs.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Jean-Jacques Bienaimé Chief Executive Officer	2019	$1,200,385	$11,581,044	$3,220,218	$2,323,200	$81,009	$18,405,856
	2018	1,149,423	7,745,268	4,958,437	$1,709,840	64,925	15,627,893
	2017	1,094,423	7,783,876	5,253,707	1,726,010	58,969	15,916,985
Daniel Spiegelman Former Executive Vice President, Chief Financial Officer(6)	2019	620,192	3,120,022	867,181	600,000	32,507	5,239,902
	2018	593,269	2,085,908	1,335,054	482,400	25,072	4,521,703
	2017	559,231	2,133,048	1,439,891	481,380	28,325	4,641,875
Jeff Ajer Executive Vice President, Chief Commercial Officer	2019	580,192	4,303,656	867,181	561,600	31,693	6,344,322
	2018	554,232	2,146,078	1,373,198	450,240	21,635	4,545,383
	2017	524,231	2,133,048	1,439,891	451,560	19,572	4,568,302
Robert A. Baffi, Ph.D. President, Global Manufacturing & Technical Operations	2019	580,192	4,390,232	891,958	608,400	32,721	6,503,503
	2018	553,270	2,025,736	1,296,910	525,240	26,762	4,427,918
	2017	524,231	2,075,350	1,401,232	447,300	25,115	4,473,228
Henry J. Fuchs, M.D. President, Worldwide R&D	2019	695,192	4,275,463	1,189,277	828,000	29,567	7,017,499
	2018	668,269	2,680,926	1,716,498	687,925	24,111	5,777,729
	2017	637,231	3,460,084	2,335,264	590,720	22,125	7,045,424
(1)	See the “Compensation Discussion and Analysis—Base Salary” section of this Proxy Statement for further information regarding amounts in this column.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of service-based RSUs and performance-based RSUs granted in 2019. For the service-based and revenue performance-based RSUs awarded in 2019, the grant date fair value was computed using the closing price of our common stock on the date of grant. For the total shareholder return performance-based RSUs awarded in 2019, the Company utilized a Monte Carlo simulation model to determine the grant date fair value of $143.92 per RSU. For assumptions used in determining these values, see Note 16 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column. The table below shows the target and maximum payouts that were possible for the performance-based RSUs awarded in 2019 based on the value at the date of grant and the payout ranges.

NEO	Target Payout	Maximum Payout
Jean-Jacques Bienaimé	$8,293,291	$16,586,582
Daniel Spiegelman	$2,234,276	$4,468,552
Jeff Ajer	$2,234,276	$4,468,552
Robert A. Baffi, Ph.D.	$2,296,274	$4,592,548
Henry J. Fuchs, M.D.	$3,061,698	$6,123,396

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Two types of performance-based RSUs were awarded in 2019: (1) performance-based RSUs that are earned based on revenue achievement in 2019 and (2) performance-based RSUs that are earned based on relative total shareholder return over the three-year period of 2019 through 2021. In 2020, based on the Company’s actual performance, the Company applied a multiplier of 102% to the target number of performance-based RSUs granted during 2019 that are earned based on revenue achievement to determine the number of such performance-based RSUs actually earned. See footnote (5) and the related amounts in the “Outstanding Equity Awards at Fiscal Year-End” table below for the number of performance-based RSUs earned based on revenue achievement in 2019 and the value of such earned performance-based RSUs using the closing price of our common stock on December 31, 2019. The number of performance-based RSUs that will be earned based on relative total shareholder return over the three-year period of 2019 through 2021 will not be determined until after the performance period ends on December 31, 2021.
(3)	The amounts in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see Note 16 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column.
(4)	Amounts noted for 2019 represent amounts earned by the NEOs during 2019, but paid in 2020. Amounts noted for 2018 represent amounts earned by the NEOs during 2018, but paid in 2019. Amounts noted for 2017 represent amounts earned by the NEOs during 2017, but paid in 2018. See the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement for further information regarding amounts in this column.
(5)	These amounts represent the amounts paid for tickets to sporting, cultural and other events, reimbursements for personal financial and tax planning and preparation, imputed income associated with life insurance premium payments, health assessments and vested 401(k) matching for each NEO. For Mr. Bienaimé, the amount also includes the incremental cost to us of personal guests of Mr. Bienaimé accompanying him on business trips on a jet in which the Company has a fractional interest. See the “Compensation Discussion and Analysis—Other Benefits and Perquisites” section of this Proxy Statement for further information regarding amounts in this column.
(6)	On February 3, 2020, the Company announced that Mr. Spiegelman had stepped down as Executive Vice President and Chief Financial Officer, effective January 29, 2020.

2019 CEO Pay Ratio

As required by the Dodd-Frank Act and SEC Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO to the annual total compensation of our median-paid employee for 2019 (our “CEO pay ratio”). Our CEO pay ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our CEO pay ratio for 2019, calculated as described below, was 96 to 1. This ratio was based on the following:

●	the annual total compensation of our CEO, determined as described below, was $18,405,856; and
●	the median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules and as described below, was $190,917.

Methodology for Determining Our Median Employee

The SEC CEO pay ratio rules allow a registrant to use the same median employee for up to three years, as long as there were no significant changes to the median employee’s status, aggregate employee population or compensation programs. As there were no significant changes to our employee population or compensation programs, we intended to use the same median employee for 2019 as was identified for 2017 and 2018. However, the employee was no longer employed by us as of December 31, 2019. Therefore, as permitted by Instruction 2 to Item 402(u) of Regulation S-K, we are using another employee whose compensation was substantially similar to that of the original median employee. The methodology and the material assumptions and estimates we used in 2017 to determine the median employee were as follows:

Employee Population

●	Total Global Population. We determined that, as of October 2, 2017, the date we selected to identify the median employee, our employee population consisted of approximately 2,500 individuals working for BioMarin Pharmaceutical Inc. and our consolidated subsidiaries, with approximately 75% of these individuals located in the United States and approximately 25% located outside the United States.

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●	De Minimis Exemption. As permitted by SEC rules, we have chosen to exclude employees who are employed in certain jurisdictions from the determination of our median employee, given the relatively small number of employees in those jurisdictions and the estimated additional time, effort and expense that would be required to obtain and analyze their compensation information. In total, we excluded less than 5% of our non-U.S. workforce (95 individuals) for purposes of identifying the median employee, as shown in the table below. As noted above, the total number of our U.S. and non-U.S. employees irrespective of this de minimis exemption as of October 2, 2017 was approximately 2,500.

De Minimis Exemption Jurisdictions	Number of Employees
Argentina	10
Chile	3
China	4
Colombia	13
Croatia	1
Denmark	1
Hungary	1
Lithuania	1
Malaysia	1
Mexico	5
Netherlands	29
Poland	1
Russia	8
Slovakia	1
Taiwan	3
Turkey	13
Total Number of Employees Excluded Pursuant to the De Minimis Exemption	95

Compensation Measure Used to Identify the Median Employee

●	Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected annualized base salary plus actual paid annual cash incentive compensation (annual bonus) and allowances paid through October 2, 2017 as the compensation measure.
●	We annualized the compensation of employees to cover the full calendar year, and also annualized any new hires in 2017 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.
●	We did not make any cost-of-living adjustments in identifying the median employee.
●	Using this methodology, we determined the median-paid employee for the year ended December 31, 2017. We have subsequently replaced this employee determination with an employee with similar compensation (due to the original employee leaving the company during 2019).

Annual Total Compensation of Median Employee

To determine the annual total compensation of the median employee to calculate the ratio, we identified and calculated the elements of that employee’s compensation for the full year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Annual Total Compensation of Chief Executive Officer

With respect to the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Bienaimé in the “Total” column in the “Summary Compensation Table” included in this Proxy Statement.

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Grants of Plan-Based Awards

The following table sets forth certain information for each plan-based award during fiscal year 2019 to each of the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	All Other Option Awards: Number of Securities Underlying Options(#)(5)	Exercise or Base Price of Option Awards ($/Share)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($)		Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Jean-Jacques Bienaimé	3/15/2019	–		–	–		–	–	–		–	87,080	94.53	3,220,218
	3/15/2019	–		–	–		–	–	–		34,780	–	–	3,287,753
	3/15/2019	–		–	–		17,390	34,780	69,560	(2)	–	–	–	3,287,753
	3/15/2019	–		–	–		17,390	34,780	69,560	(3)	–	–	–	5,005,538
	n/a	–	(8)	1,452,000	2,904,000	(9)	–	–	–		–	–	–	–
Daniel Spiegelman	3/15/2019	–		–	–		–	–	–		–	23,450	94.53	867,181
	3/15/2019	–		–	–		–	–	–		9,370	–	–	885,746
	3/15/2019	–		–	–		4,685	9,370	18,740	(2)	–	–	–	885,746
	3/15/2019	–		–	–		4,685	9,370	18,740	(3)	–	–	–	1,348,530
	n/a	–	(8)	375,000	750,000	(9)	–	–	–		–	–	–	–
Jeff Ajer	3/15/2019	–		–	–		–	–	–		–	23,450	94.53	867,181
	3/15/2019	–		–	–		–	–	–		9,370	–	–	885,746
	6/5/2019	–		–	–		–	–	–		14,160	–	–	1,183,634
	3/15/2019	–		–	–		4,685	9,370	18,740	(2)	–	–	–	885,746
	3/15/2018	–		–	–		4,685	9,370	18,740	(3)	–	–	–	1,348,530
	n/a	–	(8)	351,000	702,000	(9)	–	–	–		–	–	–	–
Robert A. Baffi, Ph.D.	3/15/2019	–		–	–		–	–	–		–	24,120	94.53	891,958
	3/15/2019	–		–	–		–	–	–		9,630	–	–	910,324
	6/5/2019	–		–	–		–	–	–		14,160	–	–	1,183,634
	3/15/2019	–		–	–		4,815	9,630	19,260	(2)	–	–	–	910,324
	3/15/2019	–		–	–		4,815	9,630	19,260	(3)	–	–	–	1,385,950
	n/a	–	(8)	380,250	760,500	(9)	–	–	–		–	–	–	–
Henry J. Fuchs, M.D.	3/15/2019	–		–	–		–	–	–		–	32,160	94.53	1,189,277
	3/15/2019	–		–	–		–	–	–		12,840	–	–	1,213,765
	3/15/2019	–		–	–		6,420	12,840	25,680	(2)	–	–	–	1,213,765
	3/15/2019	–		–	–		6,420	12,840	25,680	(3)	–	–	–	1,847,933
	n/a	–	(8)	455,000	910,000	(9)	–	–	–		–	–	–	–
(1)	Annual Cash Incentive: Amounts represent potential payments under our 2019 cash incentive program, which were paid in 2020. For further discussion of our annual cash incentive program, see the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement and see the “Summary Compensation Table” above for amounts actually paid under the 2019 cash incentive program.
(2)	Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs based upon achievement of the 2019 revenue target performance condition. Under the terms of these awards, the number of performance-based RSUs earned are calculated by multiplying the target number of performance-based RSUs by a revenue multiplier (determined based on the Company’s performance against the revenue target) which could range between 50% and 200%. In 2020, based on the Company’s actual 2019 performance against the revenue target, the Company applied a multiplier of 102% to the target number of performance-based RSUs granted during 2019 to determine the number of performance-based RSUs actually earned. See footnote (5) and the related amounts in the “Outstanding Equity Awards at Fiscal Year-End” table below for the number of performance-based RSUs awarded during 2019

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that were actually earned and the value of such earned performance-based RSUs using the closing price of our common stock on December 31, 2019. The awards are also subject to vesting at the rate of one-third on the anniversary of the grant date and one-third each anniversary of the grant date thereafter during the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2019, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(3)	Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs based upon relative total shareholder return over the three-year period of 2019 through 2021. Under the terms of these awards, the number of performance-based RSUs earned are calculated by multiplying the target number of performance-based RSUs by a total shareholder return multiplier (determined based on the Company’s performance as compared to the total shareholder return performance of companies that made up the Nasdaq Biotechnology Index as of January 1, 2019) which could range between 50% and 200%. The number of performance-based RSUs that will be earned based on relative total shareholder return will not be determined until after the performance period ends on December 31, 2021. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2019, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(4)	Service-Based RSUs: The service-based RSUs granted in March 2019 vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter subject to the recipient’s continued service. The service-based RSUs granted to Mr. Ajer in June 2019 vest in full on the third anniversary of the grant date, subject to his continued service. The service-based RSUs granted to Dr. Baffi in June 2019 vest in full on the second anniversary of the grant date, subject to his continued service. The retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but specifically excluding the Chief Executive Officer, providing for continued vesting after certain criteria are met as described in the “Compensation Discussion and Analysis—Post-Employment Obligations” section of this Proxy Statement does not apply to the June 2019 grants made to Mr. Ajer and Dr. Baffi. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(5)	Stock Options: Stock options vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, and remain exercisable until expiration of the stock option (ten years after the date of grant). For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(6)	Stock options were granted at an exercise price equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.
(7)	The amounts presented above represent the aggregate grant date fair value of the stock option grant, service-based RSU awards or performance-based RSU awards computed in accordance with FASB ASC Topic 718. The grant date fair value for stock option awards was $36.98 per share and the grant date fair value of the service-based RSU awards and performance-based RSUs was computed using the closing price of our common stock on the date of grant. For the total shareholder return performance-based RSUs, the Company utilized a Monte Carlo simulation model to determine the grant date fair value of $143.92 per RSU. For assumptions used in determining these values, see Note 16 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.
(8)	The potential payouts under our 2019 cash incentive program are performance-driven and completely at risk; therefore, the minimum possible payout is zero.
(9)	The maximum achievement for corporate goals under the 2019 cash incentive program is 200%. For further discussion of our annual cash incentive program, see the “Annual Cash Incentive” section of this Proxy Statement and see the “Summary Compensation Table” in this Proxy Statement for amounts actually paid under the 2019 cash incentive program.

The number of stock options and RSUs granted to the Chief Executive Officer is determined based on recommendations by the Compensation Committee and is approved by the Board and the number of stock options and RSUs granted to the other NEOs is determined based on a recommendation from the Chief Executive Officer and is approved by the Compensation Committee. See the “Equity Compensation” section of this Proxy Statement for additional information regarding grant practices.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding unexercised stock options granted pursuant to equity awards as of the end of fiscal year 2019 for each of the NEOs.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Jean-Jacques Bienaimé	5/12/2010	115,000	–	21.51	5/11/2020
	5/12/2011	140,513	–	26.49	5/11/2021
	5/8/2012	140,000	–	37.46	5/7/2022
	5/15/2013	220,500	–	67.81	5/14/2023
	6/4/2014	191,000	–	63.10	6/3/2024
	3/3/2015	90,500	–	108.36	3/2/2025
	3/15/2016	127,546	8,504	83.43	3/14/2026	15,178	(3)	1,283,300
	3/22/2017	99,033	45,017	87.42	3/21/2027	22,260	(3)	1,882,083
	3/22/2017					15,346	(5)	1,297,504
	3/15/2018	64,832	83,358	83.57	3/14/2028	34,755	(3)	2,938,535
	3/15/2018					30,214	(5)	2,554,594
	3/15/2019	–	87,080	94.53	3/14/2029	34,780	(3)	2,940,649
	3/15/2019					35,579	(5)	3,008,289
	3/15/2019					34,780	(6)	2,940,649
Daniel Spiegelman	5/29/2012	2,604	–	39.06	5/28/2022
	5/15/2013	42,922	–	67.81	5/14/2023
	6/4/2014	21,700	–	63.10	6/3/2024
	3/3/2015	23,900	–	108.36	3/2/2025
	3/15/2016	34,959	2,331	83.43	3/14/2026	4,160	(3)	351,728
	3/22/2017	27,142	12,338	87.42	3/21/2027	6,100	(3)	515,755
	3/22/2017					4,207	(5)	355,702
	3/15/2018	17,456	22,444	83.57	3/14/2028	9,360	(3)	791,388
	3/15/2018					8,137	(5)	687,983
	3/15/2019	–	23,450	94.53	3/14/2029	9,370	(3)	792,234
	3/15/2019					9,585	(5)	810,496
	3/15/2019					9,370	(6)	792,234

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Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Jeff Ajer	5/15/2013	49,000	–	67.81	5/14/2023
	6/4/2014	30,700	–	63.10	6/3/2024
	3/3/2015	23,900	–	108.36	3/2/2025
	3/15/2016	34,012	2,268	83.43	3/14/2026	4,048	(3)	342,258
	3/22/2017	27,142	12,338	87.42	3/21/2027	6,100	(3)	515,755
	3/22/2017					4,207	(5)	355,702
	3/15/2018	17,955	23,085	83.57	3/14/2028	9,630	(3)	814,217
	3/15/2018					8,372	(5)	707,853
	3/15/2019	–	23,450	94.53	3/14/2029	9,370	(3)	792,234
	3/15/2019					9,585	(5)	810,496
	3/15/2019					9,370	(6)	792,234
	6/5/2019					14,160	(7)	1,197,228
Robert A. Baffi, Ph.D.	5/12/2010	40,000	–	21.51	5/11/2020
	5/12/2011	80,000	–	26.49	5/11/2021
	5/8/2012	40,000	–	37.46	5/7/2022
	5/15/2013	70,000	–	67.81	5/14/2023
	6/4/2014	47,200	–	63.10	6/3/2024
	3/3/2015	23,900	–	108.36	3/2/2025
	3/15/2016	34,012	2,268	83.43	3/14/2026	4,048	(3)	342,258
	3/22/2017	26,413	12,007	87.42	3/21/2027	5,935	(3)	501,804
	3/22/2017					4,092	(5)	345,979
	3/15/2018	16,957	21,803	83.57	3/14/2028	9,090	(3)	768,560
	3/15/2018					7,902	(5)	668,114
	3/15/2019	–	24,120	94.53	3/14/2029	9,630	(3)	814,217
	3/15/2019					9,851	(5)	832,987
	3/15/2019					9,630	(6)	814,217
	6/5/2019					14,160	(8)	1,197,228

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Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Henry J. Fuchs, M.D.	5/15/2013	91,000	–	67.81	5/14/2023
	6/4/2014	58,400	–	63.10	6/3/2024
	3/3/2015	30,500	–	108.36	3/2/2025
	3/15/2016	41,568	2,772	83.43	3/14/2026	4,948	(3)	418,353
	3/22/2017	44,020	20,010	87.42	3/21/2027	9,895	(3)	836,622
	3/22/2017					6,823	(5)	576,885
	3/15/2018	22,443	28,857	83.57	3/14/2028	12,030	(3)	1,017,137
	3/15/2018					10,459	(5)	884,308
	3/15/2019	–	32,160	94.53	3/14/2029	12,840	(3)	1,085,622
	3/15/2019					13,135	(5)	1,110,649
	3/15/2019					12,840	(6)	1,085,622
(1)

All stock options vest over a four-year period. Stock options granted before June 15, 2015 vest at the rate of 6/48ths on the sixth-month anniversary of the grant date and 1/48th each month during the optionee’s employment. Stock options granted on or after June 15, 2015 vest at the rate of 12/48ths on the 12-month anniversary of the grant date and 1/48th each month thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of stock options granted under the Amended and Restated 2006 Share Incentive Plan (2006 Plan) and the 2017 Plan is 10 years. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

(2)	Represents the closing market price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(3)

Represents service-based RSUs. Except as otherwise noted, all service-based RSUs vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter during the recipient’s continued service. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

(4)	The value of RSUs shown in the table that have not yet vested was calculated using $84.55, the closing price of our common stock on December 31, 2019.
(5)

Represents earned revenue performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the actual numbers of RSUs earned by the NEOs based on achievement of performance criteria as of the respective measurement dates for each performance award. In early 2017, 2018 and 2019, based on the Company’s actual performance against the revenue target as of the measurement date (December 31st of the prior year, which is also the year of grant), the Company applied a multiplier of 103%, 98%, and 102%, respectively, to the target number of performance-based RSUs granted in 2017, 2018, and 2019, respectively, to determine the number of performance-based RSUs actually earned. The performance-based RSUs vest over a three-year period, vesting at the rate of one third on the anniversary of the grant date and one third each anniversary of the grant date thereafter during the recipient’s continued service with the Company. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

(6)

Represents unearned total shareholder return performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a total shareholder return multiplier. The total shareholder return multiplier will be determined based on the Company’s performance over the three-year performance period of 2019 through 2021 as compared to the total shareholder return performance of companies that made up the Nasdaq Biotechnology Index as of January 1, 2019). The total shareholder return multiplier could range between 50% and 200%, and the number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2021. The earned performance-based RSUs vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

(7)

Represents service-based RSUs. This grant of service-based RSUs vest in full on the third anniversary of the grant date, subject to the recipient’s continued service. The retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but specifically excluding the Chief Executive Officer, providing for continued vesting after certain criteria are met as described in the “Compensation Discussion and Analysis—Post-Employment Obligations” section of this Proxy Statement does not apply to this grant. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

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(8)

Represents service-based RSUs. This grant of service-based RSUs vest in full on the second anniversary of the grant date, subject to the recipient’s continued service. The retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but specifically excluding the Chief Executive Officer, providing for continued vesting after certain criteria are met as described in the “Compensation Discussion and Analysis—Post-Employment Obligations” section of this Proxy Statement does not apply to this grant. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Post-Employment Obligations” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

Options Exercised and Stock Vested

The following table sets forth the number and value of stock options exercised and share awards that vested in fiscal year 2019 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Jean-Jacques Bienaimé	117,000	8,365,069	93,134	8,634,683
Daniel Spiegelman	–	–	25,310	2,346,153
Jeff Ajer	–	–	25,295	2,344,734
Robert A. Baffi, Ph.D.	–	–	24,687	2,288,517
Henry J. Fuchs, M.D.	–	–	34,158	3,153,469
(1)

The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our common stock on the vesting date, multiplied by the number of shares vested.

Pension Benefits

There is no retirement pension plan provided for the NEOs.

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan allows members of management, other highly-compensated employees and members of the Board to make voluntary irrevocable deferrals of the compensation that would otherwise be paid by us to specified future dates, employment termination, hardship events, disability, retirement or death. Directors may elect to defer all or a portion of their fees and RSU awards otherwise payable to them. Non-Director participants are permitted to defer up to 100% of RSU awards and up to 50% of salary and annual cash incentive awards, in each case subject to limitations to allow us to make necessary withholding payments. Plan participants’ deferred compensation is 100% vested under the Nonqualified Deferred Compensation Plan. We may make additional direct contributions to the Nonqualified Deferred Compensation Plan for the benefit of the participants, but any such contributions must be approved by the Board. Our contributions, if any, will become 100% vested after three years of service with us (or such other time as we designate at the time of the contribution), or upon a change in control of the Company, or the individual’s death or disability. Participants have an unsecured contractual commitment by us to pay the amounts that become due under the Nonqualified Deferred Compensation Plan. Deferred compensation may be held in trust and is deemed invested based on participant direction as allowed by the Nonqualified Deferred Compensation Plan. Participants’ accounts are credited or debited with the increase or decrease in the realizable net asset value of the designated deemed investments in accordance with the ratio the portion of the account of each participant that is deemed to be invested within that investment option bears to the aggregate of all amounts deemed to be invested within that investment option. Any funds held in a trust will be our sole property, subject to any claims of general creditors in the event of bankruptcy, and plan participants will have no vested interest with respect to such trust fund.

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Executive Compensation

The following table shows for the fiscal year ended December 31, 2019, certain information regarding non-qualified deferred compensation benefits for the NEOs who participate in the Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in 2019 ($)		Aggregate Earnings (Loss) in 2019 ($)	Aggregate Withdrawals and Distributions ($)		Aggregate Balance at December 31, 2019 ($)(1)
Jean-Jacques Bienaimé	–		(1,520)	(679,680)	(2)	–
Daniel Spiegelman	39,240	(3)	66,719	–		576,648
Robert A. Baffi, Ph.D.	15,121	(3)	47,241	(343,584)	(4)	199,290
(1)

To the extent amounts reflect contributions of salary, bonus, equity awards, or other remuneration, the amounts are reported as compensation for the NEO in the “Summary Compensation Table” in this Proxy Statement and/or were previously reported as compensation for the NEO in the Company’s Summary Compensation Tables for previous years.

(2)	Reflects the value of 8,000 shares of common stock distributed to Mr. Bienaimé on January 2, 2019 (based on per share market price of $84.93 on the distribution date).
(3)	Amount includes recontributed dividend and interest earned during 2019.
(4)	Reflects the value of various investment fund withdrawals during 2019 at various prices.

Potential Payments Upon Termination or Change in Control

We entered into an employment agreement with Mr. Bienaimé at the time of his hire and with each of our other executive officers, including the NEOs, in April 2007 or upon their respective date of hire. In January 2009, to comply with the changes to Section 409A, we amended and restated the employment agreements with each of our executive officers, including Mr. Bienaimé. We further amended the employment agreements in December 2012 to ensure that the timing of severance payments thereunder comply with Section 409A. In June 2015, we made certain changes to severance benefit provisions in the employment agreements for our NEOs (other than the Chief Executive Officer) to meet current market and peer company practices as well as to clarify certain terms. In December 2016, we amended and restated the employment agreement for our Chief Executive Officer primarily to adjust his benefits in connection with a change in control, including eliminating income tax “gross-up” payments in connection with a change in control as provided for in his prior agreement and make his agreement generally more consistent with the employment agreements for the Company’s other executives. The following discussion is based on the employment and equity award agreements with our NEOs. The amount and type of compensation payable to each NEO upon termination of employment under various circumstances and upon a change in control are described below.

Payments on Termination

The amount and type of compensation payable to each NEO upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:

●	voluntary termination of employment by the NEO for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the NEO; and termination of the NEO’s employment by us for cause (as such term is defined in the employment agreements and in our stock plans), which we refer to as termination for cause;
●	termination of the NEO’s employment by us for reasons not constituting cause, such as due to a companywide or departmental reorganization, or resignation by the NEO for a good reason specified in the NEO’s employment agreement (e.g., a change in work location of more than a specified distance from the previous location) constituting constructive termination, which we refer to as involuntary termination without cause; and
●	termination of the NEO’s employment or resignation by the NEO for a good reason in connection with a change in control that occurs within 12 months of such change in control, which we refer to as termination in connection with a change in control.

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Compensation upon Voluntary Termination, Retirement or Termination for Cause

Except as described above under the “Compensation Discussion and Analysis—Post-Employment Obligations” section of this Proxy Statement, awards held by our NEOs will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause. A termination of employment due to voluntary termination, retirement, or termination for cause does not entitle the NEOs to any payments or benefits other than the accrued salary and vacation pay and benefits described above. Other than the retirement benefits described above, such compensation and benefits are available to salaried employees generally, except that any amounts payable to the NEOs upon termination under our Nonqualified Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of chief executive officer, vice president, and executive director are entitled to participate in our Nonqualified Deferred Compensation Plan.

Compensation upon Involuntary Termination without Cause

Each of the NEOs’ employment agreements includes specific benefits upon an involuntary termination without cause. For each of the NEOs, other than Mr. Bienaimé, these benefits consist of:

●	150% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
●	the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	an additional 12 months of vesting of the NEO’s unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
●	paid premiums under COBRA for 18 months; and
●	outplacement services and legal advice consistent with the NEO’s position.

Mr. Bienaimé’s benefits upon an involuntary termination without cause consist of:

●	200% of his current annual base salary and target annual cash incentive for the year of termination;
●	his target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	100% vesting of all his unvested stock options;
●	paid premiums under COBRA for 18 months; and
●	reimbursement of outplacement services and legal advice consistent with his position that he actually incurs and in an amount not to exceed $18,000.

Each NEO is eligible to receive the respective termination benefits described above within 45 days of his termination date, provided that he executes a standard form severance and release agreement and allows such release to become fully effective. The cash portions of the termination benefits are payable to the NEO in one lump sum on the 60th day after termination. In addition, if an NEO becomes disabled while employed by us, and if (a) the NEO is eligible to receive benefits under our Long-Term Disability Plan, then we will pay the NEO additional compensation so that the total received by the NEO (after taking into consideration the amounts payable to the NEO under the Long-Term Disability Plan) equals the cash portions of the termination benefits as described above; or (b) the NEO is not eligible to receive benefits under our Long-Term Disability Plan, then the NEO will be entitled to the full termination benefits described above.

Compensation upon Termination of Employment in Connection with Change in Control

Each of the NEOs who is involuntarily terminated in connection with a change in control is entitled to certain benefits. For each of the NEOs other than Mr. Bienaimé, these benefits consist of:

●	200% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
●	the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	100% vesting of all the NEO’s unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
●	paid premiums under COBRA for 24 months; and
●	outplacement services and legal advice consistent with the NEO’s position.

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Executive Compensation

Mr. Bienaimé’s benefits for termination in connection with a change in control consist of:

●	300% of his current annual base salary and target annual cash incentive for the year of termination;
●	his target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	100% vesting of all his unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
●	paid premiums under COBRA for 36 months; and
●	reimbursement of outplacement services and legal advice consistent with his position that he actually incurs and in an amount not to exceed $18,000.

The payment terms, requirement to execute a release, and provision of termination benefits in the event an NEO becomes disabled as described above under “Compensation upon Involuntary Termination without Cause” apply equally to termination benefits for NEOs in connection with a change in control. If termination compensation payable to an NEO as the result of a change in control as described above would result in a parachute payment under Section 280G of the Code, which would be subject to an excise tax under Section 4999 of the Code, or interest or penalties are incurred with respect to such excise tax, we will determine, before any such termination compensation is paid to the NEO, which of the following two alternative forms of payment would result in his receipt, on an after-tax basis, of the greater amount of the termination compensation notwithstanding that all or some portion of the termination compensation may be subject to the excise tax: (i) payment in full of the entire amount of the termination compensation, or (ii) payment of only a part of the termination compensation so that the NEO receives the largest payment possible without the imposition of the excise tax.

Change in Control - Continued Employment

Upon a change in control without termination of employment, each of the NEOs is entitled to 100% vesting of all the NEO’s unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested.

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Estimated Potential Payments on Termination or Change in Control

The table below sets forth the estimated current value of payments and benefits to each of the NEOs upon an involuntary termination or a change in control of the Company as described above. The amounts shown assume that the triggering events occurred on December 31, 2019 and do not include (i) benefits earned during the term of the NEOs employment that are available to all salaried employees, such as accrued vacation; (ii) benefits paid by insurance providers under life and disability policies; (iii) benefits previously accrued under the Nonqualified Deferred Compensation Plan; and (iv) benefits described above under the “Compensation Discussion and Analysis—Post-Employment Obligations” section of this Proxy Statement. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s separation from the Company. Per SEC rules, the value of accelerated stock options shown in the table below is the aggregate spread between $84.55, the closing price of our common stock on December 31, 2019, and the exercise prices of the accelerated stock options, if less than $84.55. The numbers of performance-based RSUs for such awards granted in 2017 and 2018 that are used in the calculation of market values of stock awards in the table below are the numbers of RSUs actually earned by the NEOs. The numbers of performance-based RSUs granted in 2019 that are earned based on revenue achievement in 2019 that are used in the calculation of market values of stock awards in the table below are the target numbers of RSUs granted to each NEO (because the numbers of RSUs actually earned for such awards were not determined until February 2020, which was after December 31, 2019, the measurement date for the table below). The numbers of performance-based RSUs granted in 2019 that are earned based on relative total shareholder return over the three-year period of 2019 through 2021 that are used in the calculation of market values of stock awards in the table below are the target numbers of RSUs granted to each NEO (because the numbers of RSUs actually earned will not be determined until after the performance period ends on December 31, 2021, which is after December 31, 2019, the measurement date for the table below).

Executive Benefits and Payments Upon Termination or Change in Control	Involuntary Termination Without Cause		Change in Control- Continued Employment		Change in Control- Terminated
Jean-Jacques Bienaimé(1):
Cash Severance	$5,324,000		$–		$7,986,000
Cash Incentive	1,452,000		–		1,452,000
Stock award vesting acceleration	91,215	(2)	18,869,178	(3)	18,869,178	(3)
Benefits and Perquisites:
COBRA Premiums	28,140		–		56,279
Outplacement Services	18,000	(4)	–		18,000	(4)
Total	6,913,355		18,869,178		28,381,458
Daniel Spiegelman(5):
Cash Severance	$1,500,000		$–		$2,000,000
Cash Incentive	375,000		–		375,000
Stock award vesting acceleration	2,047,505	(6)	5,103,863	(7)	5,103,863	(7)
Benefits and Perquisites:
COBRA Premiums	19,046		–		25,395
Outplacement Services	50,000	(8)	–		50,000	(8)
Total	$3,991,551		$5,103,863		$7,554,258

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Executive Compensation

Executive Benefits and Payments Upon Termination or Change in Control	Involuntary Termination Without Cause		Change in Control- Continued Employment		Change in Control- Terminated
Jeff Ajer:
Cash Severance	$1,404,000		–		$1,872,000
Cash Incentive	351,000		–		351,000
Stock award vesting acceleration	2,055,746	(9)	6,334,876	(10)	6,334,876	(10)
Benefits and Perquisites:
COBRA Premiums	41,639		–		55,519
Outplacement Services	50,000	(8)	–		50,000	(8)
Total	$3,902,385		$6,334,876		$8,663,395
Robert A. Baffi, Ph.D.:
Cash Severance	$1,447,875		–		$1,930,500
Cash Incentive	380,250		–		380,250
Stock award vesting acceleration	2,016,294	(11)	6,290,499	(12)	6,290,499	(12)
Benefits and Perquisites:
COBRA Premiums	35,353		–		47,137
Outplacement Services	50,000	(8)	–		50,000	(8)
Total	$3,929,772		$6,290,499		$8,698,387
Henry J. Fuchs, M.D.:
Cash Severance	$1,732,500		–		$2,310,000
Cash Incentive	455,000		–		455,000
Stock award vesting acceleration	2,843,617	(13)	7,021,556	(14)	7,021,556	(14)
Benefits and Perquisites:
COBRA Premiums	19,277		–		25,702
Outplacement Services	50,000	(8)	–		50,000	(8)
Total	$5,100,394		$7,021,556		$9,862,258
(1)	No incremental benefits are due should the death of Mr. Bienaimé occur, except for amounts due for services previously rendered and those due under the life insurance policies, as discussed above. Additionally, as is the case for all our employees as described above under the “Compensation Discussion and Analysis—Post-Employment Obligations” section of this Proxy Statement, if Mr. Bienaimé dies while employed by us, all his unvested equity awards with time-based vesting will vest in full and all his unvested equity awards with performance-based vesting will vest in full as if the target values had been achieved, and such awards will remain exercisable for one year after death.
(2)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 91,862 stock options that would vest upon termination. Excludes 132,097 stock options with exercise prices greater than $84.55.
(3)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 91,862 stock options, 106,973 service-based RSUs and 115,120 performance-based RSUs that would vest upon termination. Excludes 132,097 stock options with exercise prices greater than $84.55.
(4)	Pursuant to Mr. Bienaimé’s employment agreement, the Company will reimburse Mr. Bienaimé for outplacement services and legal advice consistent with his position that he actually incurs and in an amount not to exceed $18,000 in the event of his involuntary termination without cause or in connection with a change in control.
(5)	On February 3, 2020, the Company announced that Mr. Spiegelman had stepped down as Executive Vice President and Chief Financial Officer, effective January 29, 2020, and would remain with BioMarin as an employee and senior advisor until September 1, 2020. In connection with his transition and pursuant to his amended and restated employment agreement, Mr. Spiegelman was entitled to severance amounts and benefits set forth in the Company’s Current Report on Form 8-K as filed with the SEC on February 3, 2020.
(6)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 12,306 stock options, 12,672 service-based RSUs and 11,398 performance-based RSUs that would vest upon termination. Excludes 20,128 stock options with exercise prices greater than $84.55.
(7)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 24,775 stock options, 28,990 service-based RSUs and 31,084 performance-based RSUs that would vest upon termination. Excludes 35,788 stock options with exercise prices greater than $84.55.

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(8)	Pursuant to the NEO’s employment agreement, the Company will provide outplacement services and legal advice consistent with the NEO’s position in the event of his involuntary termination without cause or in connection with a change in control. The NEO will be provided with a separate notice describing available outplacement services and legal advice at the time of his termination. The amount included in the table above represents an estimate of the Company’s cost for such services as of December 31, 2019.
(9)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 12,528 stock options, 12,650 service-based RSUs and 11,515 performance-based RSUs that would vest upon termination. Excludes 20,128 stock options with exercise prices greater than $84.55.
(10)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 25,353 stock options, 43,308 service-based RSUs and 31,319 performance-based RSUs that would vest upon termination. Excludes 35,788 stock options with exercise prices greater than $84.55.
(11)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 11,958 stock options, 12,452 service-based RSUs and 11,253 performance-based RSUs that would vest upon termination. Excludes 20,157 stock options with exercise prices greater than $84.55.
(12)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 24,071 stock options, 42,863 service-based RSUs and 31,254 performance-based RSUs that would vest upon termination. Excludes 36,127 stock options with exercise prices greater than $84.55.
(13)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 15,597 stock options, 17,115 service-based RSUs and 16,332 performance-based RSUs that would vest upon termination. Excludes 30,077 stock options with exercise prices greater than $84.55.
(14)	Based on the closing price of our common stock on December 31, 2019, $84.55. Relates to 31,629 stock options, 39,713 service-based RSUs and 42,962 performance-based RSUs that would vest upon termination. Excludes 52,170 stock options with exercise prices greater than $84.55.

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Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information regarding the ownership of shares of our common stock as of March 6, 2020 (except as otherwise noted) by: (i) each current director and each nominee for director; (ii) each of the NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted, the entities and individuals in this table have sole dispositive and voting power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information with respect to each entity and individual specified was supplied or confirmed by such entity or individual or based upon statements filed with the SEC. Except as otherwise indicated, the mailing address for each stockholder in the table below is c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Number of Shares Subject to Options and Restricted Stock Units(2)	Total Number of Shares Beneficially Owned(3)	Percentage of Total Shares Outstanding(4)
Capital Research Global Investors(5)	22,004,065		–	22,004,065	12.22%
The Vanguard Group(6)	16,536,780		–	16,536,780	9.18%
PRIMECAP Management Company(7)	16,329,320		–	16,329,320	9.07%
BlackRock, Inc.(8)	13,066,203		–	13,066,203	7.26%
AMCAP Fund(9)	10,177,000		–	10,177,000	5.65%
Jean-Jacques Bienaimé	356,288	(10)	1,308,266	1,664,554	*
Daniel Spiegelman(11)	3,405		210,120	213,525	*
Jeff Ajer	6,057		222,273	228,330	*
Robert A. Baffi, Ph.D.	124,752	(12)	417,492	542,244	*
Henry J. Fuchs, M.D.	67,850		342,568	410,418	*
Elizabeth McKee Anderson	–		–	–	*
Willard Dere, M.D.	8,990		14,790	23,780	*
Michael Grey	34,110		43,750	77,860	*
Elaine J. Heron, Ph.D.	43,238		49,697	92,935	*
Robert J. Hombach	7,480		–	7,480	*
V. Bryan Lawlis, Ph.D.	19,160		55,000	74,160	*
Alan J. Lewis, Ph.D.	21,160		36,250	57,410	*
Richard A. Meier	75,610		51,250	126,860	*
David E.I. Pyott, M.D. (Hon.)	9,210		13,230	22,440	*
Dennis J. Slamon, M.D., Ph.D.	14,185		24,300	38,485	*
All current executive officers and directors as a group (16 persons)	821,156		3,110,797	3,931,953	2.15%
*	Represents less than 1% of our common stock outstanding on March 6, 2020.
(1)	Represents the number of shares of our common stock owned directly or indirectly by each entity and person, and excludes shares underlying options and RSUs held by our directors and officers, which are reported in the column titled “Number of Shares Subject To Options and Restricted Stock Units.”

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Stock Ownership Information

(2)	Represents shares of our common stock subject to stock options that are or will become exercisable and RSUs that will vest within 60 days of March 6, 2020.
(3)	Equals the sum of the number of shares under the table columns titled “Number of Shares Beneficially Owned” and “Number of Shares Subject To Options and Restricted Stock Units.”
(4)	The calculation of percentages is based upon 180,066,487 shares of our common stock outstanding on March 6, 2020, plus for each of the individuals listed above, the number of shares subject to stock options and RSUs reflected in the column under the heading “Number of Shares Subject To Options and Restricted Stock Units.”
(5)	This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2020 by Capital Research Global Investors (CRGI), a division of Capital Research and Management Company (CRMC). CRGI, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over the indicated shares and sole voting power over 22,003,656 shares. One or more clients of CRGI have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the indicated shares. Capital Research Global Investors holds more than five percent of the outstanding Common Stock of the Company as of December 31, 2019 on behalf of its client AMCAP Fund. The address for CRGI is 333 South Hope Street, Los Angeles, CA 90071.
(6)	This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. (Vanguard). Vanguard, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 16,357,706 shares, shared dispositive power over 179,074 shares, sole voting power over 140,542 shares and shared voting power over 52,806 shares. Vanguard reported its beneficial ownership on behalf of itself and the following: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly owned subsidiary of Vanguard. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 12, 2020 by PRIMECAP Management Company (PRIMECAP). PRIMECAP, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 16,329,320 shares and sole voting power over 15,522,422 shares. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(8)	This information is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 10, 2020 by BlackRock, Inc. (BlackRock). BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 13,066,203 shares and sole voting power over 11,845,689 shares. BlackRock reported its beneficial ownership on behalf of itself and the following: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd. The address for BlackRock is 55 East 52nd St., New York, NY 10055.
(9)	This information is as of December 31, 2018 and is based solely on information contained in the Schedule 13G filed with the SEC on February 14, 2019 by AMCAP Fund (AMCAP). AMCAP, as a registered investment company under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8) or under the laws of any state, may be deemed to beneficially own the indicated shares but does not have sole dispositive power, shared dispositive power, sole voting power nor shared voting power over any shares. AMCAP is advised by Capital Research and Management Company (“CRMC”). CRMC manages equity assets for various investment companies through three divisions, Capital Research Global Investors, Capital World Investors, and Capital International Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis. The address for AMCAP is 333 South Hope Street, Los Angeles, CA 90071.
(10)	Includes 247,958 shares held in a trust of which Mr. Bienaimé is a trustee.
(11)	On February 3, 2020, the Company announced that Mr. Spiegelman had stepped down as Executive Vice President and Chief Financial Officer, effective January 29, 2020.
(12)	Includes 71,882 shares held in a trust of which Dr. Baffi is a trustee.

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Stock Ownership Information

Director and Officer Stock Ownership Guidelines

The Board approved stock ownership guidelines for our directors, Chief Executive Officer and employees at the Senior Vice President level or higher, which have been approved by the Board. Under these guidelines, executives are expected to use the shares of common stock obtained on the exercise of stock options or vesting of RSUs received to establish significant level of direct ownership in BioMarin. Newly appointed or elected directors and newly appointed or hired officers have three years to comply with their specific stock ownership guidelines.

The following table summarizes the guidelines for our directors and NEOs as of December 31, 2019:

Name	Stock Ownership Guidelines
Independent Directors	Lesser of 10,000 shares and unvested RSUs or value of shares and unvested RSUs equal to 3 times cash retainer amount (“3x”)
Chief Executive Officer	Value of shares and unvested RSUs equal to 3 times base salary (“3x”)
NEOs (all are at the Executive Vice President level or higher)	Value of shares and unvested RSUs equal to 2 times base salary (“2x”)

The charts below summarize our directors’ and NEOs’ compliance with the guidelines as of December 31, 2019. Mr. Hombach joined the Board in September 2017 and Ms. Anderson joined the Board in July 2019. Accordingly, they are not included in the chart below regarding compliance with director stock ownership guidelines since newly elected or appointed directors have three years from the time they join the Board to comply with their specific stock ownership guidelines.

INDEPENDENT DIRECTORS

NAMED EXECUTIVE OFFICERS

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Stock Ownership Information

Compliance with our stock ownership guidelines is based on shares (including shares held in trusts for which the individual is the trustee and in a deferral account and issuable to such individual under our Nonqualified Deferred Compensation Plan) and the unvested service-based RSUs and performance-based RSUs for which performance criteria has been met held by a director or officer as of December 31, 2019, but it does not include performance-based RSUs for which performance criteria has not been met or vested or unvested stock options. The value of stock owned is calculated using the closing price of our common stock on December 31, 2019, which was $84.55. All of our directors and NEOs were in compliance with our stock ownership guidelines as of December 31, 2019.

The Compensation Committee believes these stock ownership guidelines are an important tool in aligning the interests of our executives with the long-term interests of our stockholders. Although the guidelines are not mandatory, the Compensation Committee will consider compliance with the guidelines in setting an officer’s compensation and the CGN Committee will consider compliance with the guidelines when making decisions on nominating directors for re-election. See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding these guidelines.

Anti-Hedging and Anti-Pledging Policy

The Board has approved an anti-hedging and anti-pledging policy for our directors and employees. Under this policy, all of our directors and employees are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin stock or engaging in margin and other pledging activities. Under the policy, a contribution of the Company’s securities to an exchange fund not designed to hedge any decrease in the market value of BioMarin’s equity securities is not considered a form of hedging; however, such contribution by an employee designated as an insider remains subject to the other provisions of the Company’s Insider Trading Policy, including provisions regarding quarterly trading blackout periods and pre-clearance requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.

To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were met.

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Stock Ownership Information

Equity Compensation Plan Information

The following table provides certain information with respect to all of BioMarin’s equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted average exercise price of outstanding options, warrants and rights(1) ($)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders	11,087,016	(2)	68.19	13,949,079	(4)
Equity compensation plans not approved by stockholders	132,757	(3)	57.23	–
Total	11,219,773		67.99	13,949,079
(1)	The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)	Amount includes stock options to purchase shares, service-based RSUs and performance-based RSUs issued under the 2017 Plan and the 2006 Plan, outstanding as of December 31, 2019. Amount does not include any shares of common stock issuable under our 2006 Employee Stock Purchase Plan (the ESPP). For descriptions of the 2017 Plan, the 2006 Plan, and the ESPP, see Note 16 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020.
(3)	Amount includes stock options to purchase shares, service-based RSUs and performance-based RSUs issued under the BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the 2012 Inducement Plan) and the BioMarin Pharmaceutical Inc. 2014 Inducement Plan (the 2014 Inducement Plan), which were not approved by the Company’s stockholders in reliance on Nasdaq Marketplace Rule 5635(c)(4), outstanding as of December 31, 2019. The 2012 Inducement Plan expired on May 31, 2013 and the 2014 Inducement Plan expired on June 9, 2015. For descriptions of the 2012 Inducement Plan and the 2014 Inducement Plan, see Note 16 to our financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016.
(4)	Amount reflects reduction of securities available for issuance pursuant to the 2017 Plan and the 2006 Plan, such that each service-based RSU and performance- and market-based RSU granted on or after May 12, 2010 but prior to May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.62 shares, and each service-based RSU and performance- and market-based RSU granted on or after May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.92 shares. Furthermore, amount excludes 3,632,786 shares available for future issuance under the ESPP, of which an estimated 137,011 shares will be subject to purchase during the current ESPP offering period that commenced November 1, 2019 and ends April 30, 2020. The Company issues shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

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Additional Information

Questions and Answers about these Proxy Materials and Voting

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.

We intend to mail the Proxy Availability Notice on or about April 14, 2020 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 14, 2020.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the Internet.* You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BMRN2020. Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting due to the COVID-19 global pandemic. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting will allow stockholders to submit questions and comments during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.biomarin.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.

The Annual Meeting webcast will begin promptly at 9:00 a.m. (Pacific Time) on May 27, 2020. We encourage you to access the Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Pacific Time), and you should allow ample time for the check-in procedures.

You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/BMRN2020 two weeks prior to the date of the Annual Meeting. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal

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Additional Information

*	We are monitoring the situation regarding the coronavirus or COVID-19, and are planning for the possibility that the Annual Meeting may be held in person at the Company’s offices in the Morning Glory Conference Room, 750 Lindaro Street, San Rafael, CA 94901. If we take this step, we will announce the decision to do so in advance, and details on how to attend in person will be available at https://investors.biomarin.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 180,760,753 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with BioMarin’s transfer agent, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, or on the Internet as instructed below, or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting, which will be held virtually via the Internet.

What am I voting on?

There are three matters scheduled for a vote:

1.	To elect the ten nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	To approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

●	“FOR” the election of all ten nominees for director;
●	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for BioMarin for its fiscal year ending December 31, 2020; and
●	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

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Additional Information

How do I vote?

With regard to the election of directors, you may vote “For” all the nominees to the Board or you may “Withhold” your vote for all the nominees or any individual nominee you specify. With regard to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

●	To vote over the telephone, dial toll-free 1-866-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 26, 2020 to be counted.
●	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 26, 2020 to be counted.
●	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.
●	To vote during the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2020 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from BioMarin. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote online at the Annual Meeting, which will be held virtually via the Internet, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2020 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all ten nominees for director, “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm and “FOR” the advisory approval of the compensation of the NEOs. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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Additional Information

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Innisfree M&A Incorporated may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Innisfree M&A Incorporated will be paid its customary fee of approximately $20,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy by telephone or through the Internet.
●	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, 105 Digital Drive, Novato, CA 94949. Such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting.
●	You may attend the Annual Meeting, which will be held virtually via the Internet, and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2021 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must submit their proposals so that they are received by us at our principal executive offices no later than December 15, 2020. However, if our 2021 Annual Meeting is not held between April 27, 2021 and June 26, 2021, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Eligible stockholders wishing to nominate a candidate for election to the Board at the 2021 Annual Meeting and to have such candidate included in the proxy materials for such meeting pursuant to our proxy access bylaw must submit such nomination between November 15, 2020 and December 15, 2020 and must include the information set forth in Article II, Section 2.15(c) of our Bylaws.

Proposals for inclusion in our proxy statement for the 2021 Annual Meeting should be sent to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, General Counsel and Secretary, 105 Digital Drive, Novato, CA 94949.

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Additional Information

When are other proposals and director nominations for next year’s Annual Meeting due?

With respect to proposals and nominations other than those to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act or our proxy access bylaw, our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s Annual Meeting of Stockholders.

For the 2021 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 27, 2021 and not later than February 26, 2021 in order to be considered. In the event that the 2021 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after May 27, 2021, then a stockholder’s notice must be received by the Secretary no later than the close of business on the 10th day following the day on which notice of the date of the 2021 Annual Meeting was mailed or the day we make a public announcement of the date of the 2020 Annual Meeting, whichever first occurs.

In addition, with respect to nominations for directors, if the number of directors to be elected at the 2021 Annual Meeting is increased effective at the 2021 Annual Meeting and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to May 27, 2021, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

Nominations or proposals should be sent in writing to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, 105 Digital Drive, Novato, CA 94949. A stockholder’s notice to nominate a director or bring any other business before 2020 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

How can I recommend a director nominee for consideration by the CGN Committee?

In order for a stockholder to have a candidate considered by the CGN Committee, a stockholder should submit a written recommendation that includes: (i) the name and record address of the stockholder (and beneficial owner, if any, on whose behalf the nomination is made) and evidence of the stockholder’s and beneficial owner’s ownership of our stock, including the number of shares owned and the length of time of ownership; (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner and affiliates or others acting together; (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners; (iv) a representation that the stockholder and/or any beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether the stockholder or any beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. With respect to each person whom the stockholder proposes to nominate for election as a director, the stockholder must include (1) the name, age, business address and residence address of the director candidate, (2) the candidate’s resume or a listing of his or her qualifications to be a director (including principal occupation or employment), (3) the class or series and number of shares of stock which are owned beneficially or of record by the candidate, and (4) any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the

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Additional Information

Exchange Act. The notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee if selected by the CGN Committee and nominated by the Board. Stockholder recommendations should be addressed to the Corporate Governance and Nominating Committee at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, General Counsel and Secretary.

For stockholder nominations to be included in the proxy materials for a future meeting pursuant to our proxy access bylaw or brought before the stockholders at a future meeting, please see “When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?” and “When are other proposals and director nominations for next year’s Annual Meeting due?” above.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, “For,” “Withhold” and broker non-votes for the proposal to elect directors, and with respect to other proposals, votes “For,” “Against,” “Abstain” and broker non-votes, if applicable.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal No. Two—Ratification of the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose, and brokers, banks or other nominees will generally have discretionary voting power with respect to such proposal.

What is the effect of abstentions and broker non-votes?

Abstentions: Under Delaware law (under which BioMarin is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors and unless otherwise required by applicable laws, regulations or stock exchange rules) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. Two—Ratification of the selection of KPMG as our independent registered public accounting firm and Proposal No. Three—Advisory vote on executive compensation.

Broker Non-Votes: The “non-routine” matters on the agenda for the Annual Meeting for which brokers, banks and other nominees will not be able to vote uninstructed shares include Proposal No. One—Election of directors and Proposal No. Three—Advisory vote on executive compensation.

Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast, they will have no effect on the outcome of the vote on: Proposal No. One—Election of directors and Proposal No. Three—Advisory vote on executive compensation. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. Two—Ratification of the selection of KPMG as our independent registered public accounting firm is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

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Additional Information

How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
No. One. Election of Directors	Plurality	No
No. Two. Ratification of Independent Registered Public Accounting Firm	Majority Cast	Yes
No. Three. Advisory Vote on Executive Compensation	Majority Cast	No

A “Plurality,” with regard to the election of directors, means that the ten nominees who receive the most “For” votes cast by the holders of shares either present in person or represented by proxy and entitled to vote will be elected to our Board. A “Majority Cast,” with regard to the ratification of our independent registered public accounting firm and the advisory vote on executive compensation means that a majority of the votes cast on each proposal must be voted “For” the respective proposal.

Accordingly:

●

Proposal No. One: For the election of directors, the ten nominees receiving the most “For” votes cast by the holders of shares present in person or represented by proxy and entitled to vote on Proposal No. One will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect. Pursuant to our Corporate Governance Principles, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election at a stockholders’ meeting should promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote.

●

Proposal No. Two: To be approved, a majority of the total votes cast on Proposal No. Two must be voted “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions and broker non-votes will not be considered votes cast on Proposal No. Two and will have no effect; however, the ratification of KPMG is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. Two.

●

Proposal No. Three: To be approved, a majority of the total votes cast on Proposal No. Three must be voted “For” the advisory approval of the compensation of the Company’s NEOs. Abstentions and broker non-votes will not be considered votes cast on Proposal No. Three and will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 180,760,753 shares outstanding and entitled to vote. Thus, the holders of at least 90,380,377 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. As described above, Stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the Internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the holders entitled to vote thereat, present at the Annual Meeting in person or represented by proxy, by a majority of the votes cast, may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

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Additional Information

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an amended Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing at: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (866) 540-7095. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

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Additional Information

Special Note Regarding Forward-Looking Statements

This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting (the Other Materials) contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this Proxy Statement titled “Proxy Overview,” “Executive Compensation,” and other sections of this Proxy Statement, as well as the Other Materials. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.

You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

G. Eric Davis
Executive Vice President, General Counsel and Secretary

April 14, 2020

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020, is available without charge upon written request to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949 or by accessing a copy on BioMarin’s website at www.bmrn.com in the Investors section under “Financial Information—SEC Filings.”

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BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, CA 94949
Tel: 415-506-6700
Fax: 415-382-7889

BIOMARIN PHARMACEUTICAL INC.
105 DIGITAL DRIVE
NOVATO, CA 94949
ATTN: G. ERIC DAVIS, EVP & GENERAL COUNSEL

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:

	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees

01	Jean-Jacques Bienaimé	02	Elizabeth M. Anderson	03	Willard Dere	04	Michael Grey	05	Elaine J. Heron
06	Robert J. Hombach	07	V. Bryan Lawlis	08	Richard A. Meier	09	David E.I. Pyott	10	Dennis J. Slamon

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2020.	☐	☐	☐

3	To approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement.	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business properly brought before the Annual Meeting.
*We are monitoring the situation regarding the coronavirus or COVID-19, and are planning for the possibility that the Annual Meeting may be held in person at the Companys offices in the Morning Glory Conference Room, 750 Lindaro Street, San Rafael, CA 94901. If we take this step, we will announce the decision to do so in advance, and details on how to attend in person will be available at https://investors.biomarin.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, CEO Stockholder Letter is/are available at www.proxyvote.com

BIOMARIN PHARMACEUTICAL INC.
Annual Meeting of Stockholders
May 27, 2020 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jean-Jacques Bienaimé and G. Eric Davis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioMarin Pharmaceutical Inc. Common Stock, that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 27, 2020 via a live audio webcast* at www.virtualshareholdermeeting.com/BMRN2020 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted in the manner directed herein, or if no such direction is made, it will be voted in accordance with the Board of Directors' recommendations.

This proxy is governed by the laws of the State of Delaware.

*We are monitoring the situation regarding the coronavirus or COVID-19, and are planning for the possibility that the Annual Meeting may be held in person at the Company’s offices in the Morning Glory Conference Room, 750 Lindaro Street, San Rafael, CA 94901. If we take this step, we will announce the decision to do so in advance, and details on how to attend in person will be available at https://investors.biomarin.com.

(PLEASE DATE AND SIGN ON REVERSE SIDE)